Exhibit 10.30

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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THIS COMBINED DEVELOPMENT AND COMMERCIAL SUPPLY AGREEMENT, made effective as of May 16, 2018 (this “Agreement”), by and between Omeros Corporation, a company duly organized and existing under the laws of Washington (“Customer”), and Vetter Pharma International GmbH, a company duly organized and existing under the laws of Germany (“Vetter”), and Customer and Vetter individually also a “Party” and collectively the “Parties”,

WITNESSETH:

WHEREAS, a Confidentiality Agreement has been entered into; and

WHEREAS, Customer desires certain Development Work, including the Manufacture of liquid vials pre-filled with its OMS721 drug substance for use within the Territory, including, after successful finalization of the Development Work, for Commercial Work;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions of this Agreement, Customer and Vetter agree as follows:

ARTICLE 1: DEFINITIONS

For all purposes of this Agreement, and all amendments thereto, the following capitalized terms, whether used in the singular or plural, shall have the same and uniform meanings as below defined and specified, unless the context otherwise requires:

(1)	“Actual Yield” has the meaning set forth in Section 12(3).

(2)

“Affiliate” means, in respect of Customer, any person, firm, company, or entity which directly or indirectly controlled by Customer and, in respect of Vetter, any person, firm, company, or entity which is under common control of the trustees/executors of the estate of Helmut Vetter, and “control” means owning more than fifty percent (50%) of the voting stock or interests.

(3)

 “Agreed Process Specifications” means a set of documents listed in an Annex to the Quality Agreement containing the most current process specifications for Manufacture of Product, including testing procedures, analytical specifications and other relevant technical information, data or instructions, upon which Customer and Vetter Pharma agreed upon as provided in the applicable QA, including, but not limited to, any such part of the Product Information which Vetter Pharma and Customer agree to be relevant for and applicable to the Manufacture of the Product, which specifications may be amended from time to time by mutual agreement of Vetter Pharma and Customer in accordance with the change control procedures contemplated in the applicable QA, and which may also be referred to as “PDS” or “Process Development Specifications” for the Development Work.

(4)	“Agreement” means this combined development and commercial supply agreement and its Annexes, including the QA and its Appendices.

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(5)	“AICC Rules” has the meaning set forth in Section 23(13)(b).

(6)

 “Annex” means a document, which may be titled as an annex, proposal, quotation, scope of work or similar, that references this Agreement or an annex attached to this Agreement, executed by duly authorized officials of both Parties, and which, once so executed, shall be deemed to be incorporated into this Agreement as its integral part.

(7)

 “Annual Cap” means, for any calendar year during the Term, the lesser amount, which shall be prorated for any part year, of (i) [***] percent ([***]%) of all net amounts paid to Vetter by Customer under this Agreement during the twelve (12)months’ period prior to an event applicable hereunder; and (ii) [***] Euros, which foregoing lesser total annual amount shall be applicable aggregately, and not separately, to the liability obligations of Vetter, in a calendar year, to Customer under this Agreement, but only where and to the extent expressly set forth herein, including Sections 7(4) (API Storage Losses During Development Work), 12(3) (Yield), 14(1) (Defective Commercial Work), 14(2) (API Storage Losses During Commercial Work) and 20(4) (Recall Costs); provided, however, which lesser total annual amount (namely, the resulting Annual Cap) shall, for clarity, be unlimited in the instances addressed by Section 21(4).

(8)	“API” means the active pharmaceutical ingredient, developed and owned by Customer, that is an antibody to MASP-2 and that is known by the project name OMS721.

(9)	“API Delivery Date” has the meaning set forth in Annex 4.

(10)	“API Invention” has the meaning set forth in Section 19(2).

(11)

 “API Value” means the mutually agreed contractual value of the API, which shall be [***] percent ([***]%) of Vetter’s price of a commercial batch of the Product, for the API contained in such batch, except in the instances addressed by Section 21(4), in which case “API Value” means Customer’s full replacement cost of the API.

(12)	“Appendix” means an appendix attached to the QA.

(13)	“Article” means an article of this Agreement (excluding the QA).

(14)	“Assignee” has the meaning set forth in Section 23(8).

(15)	“Assistance” has the meaning set forth in Section 18(8).

(16)

“Business Day” means any calendar day other than a Saturday, a Sunday or a calendar day on which commercial banks located in Baden-Württemberg, Germany, or at the principal place of business of Customer, as applicable to the Party needing to take action, are authorized or required by law to be closed.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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(17)	“Commercial Forecast” has the meaning set forth in Annex 4.

(18)

“Commercial Work” means the work related to the Manufacture of Product intended by Customer for commercial purposes; provided, however, for clarity, the Manufacture of Product resulting from successful process verification shall be part of the Development Work, but the performance of such Product in the market shall be governed by the provisions hereof applicable to the Commercial Work.

(19)	“Completion Date” has the meaning set forth in Section 22(1).

(20)	“Confidential Information” has the meaning set forth in the Confidentiality Agreement.

(21)

“Confidentiality Agreement” means the confidentiality agreement effective as of April, 24, 2015, as amended as of June 1, 2017, between Customer, Vetter and/or any of its Affiliates, as the case may be.

(22)

“Costs” means any and all damages, liabilities, claims, suits, awards, judgments, costs and/or expenses, whether based on product liability or otherwise, including any court costs and/or reasonable attorneys’ fees.

(23)	“Customer” has the meaning set forth first above.

(24)	“Customer Disclosed Manufacture IP” has the meaning set forth in Section 19(3).

(25)

“Customer Materials” means all materials, including API and Excipients, Primary Packaging Materials or Secondary Packaging Materials (each as defined in the applicable QA), selected, specified or supplied to the Facility by Customer or on behalf of Customer in accordance with this Agreement, examples of which are specified in the applicable QA.

(26)	“Delivery Date” has the meaning set forth in Section 4(1).

(27)	“Development Schedule” means the work plan set forth in Annex 1, as may be amended, modified or changed from time to time by written agreement of the Parties.

(28)	“Development Work” means the Manufacture work, and other work that is referred to in the Development Schedule.

(29)	“Disclosed Manufacture Know-How” has the meaning set forth in Section 19(2).

(30)	“Effective Date” means the day and year set forth first above.

(31)	“EMA” means the European Medicines Agency, or any successor agency.

(32)	“Equipment” means the equipment listed in Annex 3, to be exclusively dedicated to the Manufacture of the Product.

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(33)

“Facility” means the manufacturing and logistics facilities used for the Development Work and the Commercial Work that have been approved in advance by Customer, listed in the Quality Agreement and in compliance with cGMP, and located in or near Ravensburg or Langenargen, Germany.

(34)	“FCPA” has the meaning set forth in Section 20(9).

(35)	“FDA” means the Food and Drug Administration of the United States of America, or any successor agency.

(36)	“Force Majeure” has the meaning set forth in Section 23(1).

(37)

“GMP”, “cGMP” or “Good Manufacturing Practices” means the following standard, in effect as of the Effective Date or as thereafter then-current at the time of the applicable Manufacturing activity being performed, as may be specified in the applicable QA, namely, the (i) European Directive 2001/83/EC, as amended (including 2011/62/EU); (ii) European Directive 2003/94/EC, as amended; (iii) EudraLex Volume 4; (iv) German Drug Act (Arzneimittelgesetz, “AMG”); (v) German Regulation on the Manufacture of Drugs and Active Substances (Arzneimittel- und Wirkstoffherstellungsverordnung, “AMWHV”); (vi) US regulations 21 CFR 4, 21 CFR 11, 21 CFR 210, 21 CFR 211; (vii) US regulation 21 CFR 600, 610 for biologic products; (viii) US regulation 21 CFR 820 for Combination Products; (ix) US regulation 21 USC 335a; and (x) ICH quality guidelines Q1A, Q1B, Q1E, Q2, Q3B, Q3C, Q3D, Q5C, Q6A, Q6B, Q8, Q9, Q10.

(38)	“Grieshaber” has the meaning set forth in Section 23(8).

(39)	“Information” has the meaning set forth for “Confidential Information” in the Confidentiality Agreement.

(40)	“IP” has the meaning set forth in Section 19(1).

(41)	“KPIs” has the meaning set forth in Annex 4.

(42)	“Launch” has the meaning set forth in Annex 4.

(43)	“Launch Batch” has the meaning set forth in Annex 4.

(44)	“Long Range Forecast” has the meaning set forth in Section 2 of Annex 4.

(45)	“Low Volume Manufacturing Phase” has the meaning set forth in the preamble of Annex 4.

(46)

“Manufacture” and “Manufacturing” means the operations of Vetter Pharma or its Affiliates to manufacture the Products for and on behalf of Customer at the Facility, including, but not limited to, production, processing, filling, lyophilization, labeling, packaging, serialization, storage, sampling and testing of the Product, materials and intermediates, receipt of materials (including Customer Materials and Sourced Materials), as well as related in-process control, quality control testing, quality assurance and certification activities, the generation of stability data of Product, as the case may be, all as detailed in the Agreed Process Specifications.

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(47)	“Manufacture Invention” has the meaning set forth in Section 19(3).

(48)	“Materials” means both, the Sourced Materials and the Customer Materials.

(49)	“Parties” means Customer and Vetter, and “Party” means either thereof.

(50)	“Pre-Existing IP” has the meaning set forth in Section 19(1).

(51)

“Product” means a container closure or other agreed application system filled by Vetter Pharma with Customer’s antibody to MASP-2 (that is referred to as API, namely the anti-MASP-2 antibody referred to by Customer as OMS721, as of the Effective Date), whether as Intermediate Product, Bulk Product or Finished Product, including samples, each as further described in the QA.

(52)

“Product Information” means all information provided by or on behalf of Customer under this Agreement, including (i) the specifications and other technical requirements of the API; (ii) instructions of any kind, such as instructions related to the API during Manufacture, including handling, processing, safety, waste disposition and testing procedures; (iii) other information about the API, the Product or the Manufacture, Customer Materials and Sourced Materials, which information shall also include all information concerning the chemical and physical nature of the Materials and any components; (iv) any requirements applicable to the Product or its Manufacture, whether coming from Regulatory Approvals, Territory Laws or Product-specific GMPs.

(53)

“Purchase Order” means a purchase order placed with Vetter by Customer that is duly issued by Customer and that is firm, binding and irrevocable on Customer and Vetter once confirmed by Vetter, subject only to any rescheduling or cancellation as may be permitted under, in accordance with and subject to the terms of this Agreement and Annex 4, and such purchase order shall be valid for the purpose of confirming quantities and prospective Delivery Dates of the Product.

(54)

“Quality Agreement” or “QA” means the quality agreement (including all Appendices), as applicable with respect to the status of the development and commercialization of the Product, which agreement Vetter shall cause Vetter Pharma to enter into with respect to the quality of the Product, to be in effect contemporaneously with the term of the Development Work or the Commercial Work, with respect to all such activities delegated by Vetter to Vetter Pharma in respect of the Manufacture and quality of the Product, contained in a separate document attached hereto as Annex 5, and considered by the Parties and its respective Affiliates as an integral part of this Agreement.

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(55)

“Regulatory Approvals” means any and all approvals, consents, clearances, permissions, licenses and registrations to be obtained from from the applicable governmental authorities, and thereafter to be maintained, by Customer, in accordance with the Territory Laws, in order for Customer to have Manufactured, to use (including, but not limited to, the use by Customer in clinical trials), to register, to import, to export, to distribute, to market, to promote or to sell, the Product.

(56)	“Representatives” means any Affiliate and/or any employee, officer, director and trustee/executor of a Party and/or an Affiliate.

(57)	“Rolling Forecast” has the meaning set forth in Section 4(1) of Annex 4.

(58)	“Section” means a subsection of an Article.

(59)

“Standard” means, with respect to the Manufacture, (i) conformity with the Agreed Process Specifications, then-current GMP (unless otherwise specified in the Development Schedule), applicable SOPs and the approved master batch records; (ii) compliance with the applicable rules and regulations officially published and promulgated by the FDA or the European Commission (EMA); (iii) compliance with any and all other Territory Laws.

(60)	“Standard Manufacturing Phase” has the meaning set forth in Annex 4.

(61)	“SOPs” means the applicable standard operating procedures of Vetter Pharma.

(62)

“Sourced Materials” means all materials, including Excipients, components and Primary Packaging Materials and Secondary Packaging Materials, selected, specified or approved by Customer and listed in the respective Agreed Process Specifications, which Sourced Materials shall be provided by Vetter Pharma on behalf of Customer, subject to the provisions of this Agreement, examples of which are specified in the applicable QA.

(63)	“Target Yield” has the meaning set forth in Section 12(1).

(64)	“Technical Records” has the meaning set forth in Section 18(3).

(65)	“Term” has the meaning set forth in Section 22(1).

(66)

“Territory” means all countries under the jurisdiction of the FDA and/or the European Commission (EMA), and any other countries or regions upon which the Parties may mutually agree in a written amendment of this Agreement.

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(67)

“Territory Laws” means, (i) with respect to Customer, any applicable statute, law, rule, regulation, ordinance, guideline, determination, judgment, rule of law, order, policy, decree, permit, approval, concession, grant, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued by any governmental or regulatory authority having or asserting jurisdiction over the Product, its Manufacture, the activities to be performed under this Agreement or the QA by or on behalf (other than by Vetter) of Customer, and over any registration, import, export, distribution, of the Product, in effect as of the Effective Date or as thereafter then-current at the relevant point in time, including GMP (as and when applicable); (i) with respect to Vetter, as set forth in Section 2(2) and subject thereto, (x) any cGMP of EMA and/or FDA, and any applicable German or applicable European statute, law, rule, regulation, ordinance, guideline, determination, judgment, rule of law, order, policy, decree, permit, approval, concession, grant, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization related to Manufacture of the Product, in effect as of the Effective Date or as thereafter then-current at the time of the applicable Manufacturing activity being performed; (y) if specifically agreed by the Parties, any applicable statute, law, rule, regulation, ordinance, guideline, determination, judgment, rule of law, order, policy, decree, permit, approval, concession, grant, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization, in effect as then-current at the time of the applicable Manufacturing activity being performed, related to the Manufacture of the Product, of any other jurisdiction or regulatory authority, all such other jurisdiction(s) or regulatory authority(ies) as specifically and prior to its applicability hereunder agreed to in writing by the Parties.

(68)

“Transition Compensation” means the documented and reasonably justifiable costs incurred by Vetter and/or Vetter Pharma, hereunder payable by Customer to Vetter and arising directly out of any assignment or transfer of this Agreement by Customer, it being acknowledged and agreed by each Party that (i) the sole purpose for the efforts underlying such compensation is to achieve the same service and performance level with the Assignee as exists or would have existed with Customer had there been no such assignment or transfer; (ii) any work, activities (including any Facility audits), costs or price increases, which are unrelated to such effort described in clause (i), shall be independently agreed upon by Vetter and the Assignee (and the costs thereof shall not be considered Transition Compensation); (iii) such compensation may include such items as the reasonable work and related costs of personnel of Vetter and/or Vetter Pharma (including reassignments and overtime) to integrate the personnel of the Assignee and Vetter and/or Vetter Pharma with respect to the Manufacture responsibilities and management-level integration, in each case as requested by the Assignee; (iv) such compensation is not capable of being quantified before Vetter has had a reasonable opportunity to meet with and discuss the transition with the Assignee; and (v) such compensation may initially include some amount of reasonable estimation by Vetter, but that Vetter shall use commercially reasonable efforts to adjust, refine and justify such compensation as incurred over time, and in the event of an overpayment by Customer, such funds shall be refunded by Vetter to Customer without undue delay, as applicable and, for clarity, any costs or expenses arising from changes to the Development Work and/or the Commercial Work, master batch record, Agreed Process Specifications, Manufacturing process or other obligations of Vetter under this Agreement (including the Development Schedule) or the Quality Agreement requested by such Assignee (and/or separately agreed upon by Assignee and Vetter) shall not be considered Transition Compensation.

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(69)	“Vetter” has the meaning set forth first above.

(70)

“Vetter Pharma” means Vetter Pharma-Fertigung GmbH & Co. KG, an Affiliate of Vetter duly organized and existing under the laws of Germany, having its principal place of business at Schützenstraße 87, 88212 Ravensburg, Germany.

(71)	“Warehouse” means the warehousing facility of Vetter Pharma located at Helmut-Vetter-Straße 10, 88213 Ravensburg, Germany, as directed by Vetter in writing.

ARTICLE 2: GENERAL

(1)

 Set-Up. For the Development Work and/or the Commercial Work, Vetter shall supply the Product to Customer in accordance with the terms of this Agreement, the Manufacture being subcontracted by Vetter to Vetter Pharma and being performed by Vetter Pharma, all as set forth and more fully described in the QA. The goals of the Development Work are to (i) Manufacture batches of the Product (including intended for human use, and validation batches); (ii) define the process of Manufacture in the Agreed Process Specifications; (iii) implement such process at the Facility in a format in compliance with the Standard; (iv) deliver to Customer the resulting Product and related test results and documentation. Vetter agrees to cause Vetter Pharma to use commercially reasonable efforts in satisfying the timelines set forth in the Development Schedule and/or the Commercial Work; provided, however, that in a development project, including due to the experimental character of the Development Work, timelines and prices are reasonable estimates based on past experience, Information provided by Customer, and comparable projects which, therefore, may be revised as a direct result of changes in underlying assumptions, it being agreed and understood that no change in a quoted price by more than [***] percent ([***]%) or change in timeline by more than [***] may occur without Customer’s advance written consent.

(2)

 Standard of Manufacture. For the Development Work and/or the Commercial Work, Vetter shall cause Vetter Pharma to Manufacture in accordance with the Standard (except for those Deviations of which Customer shall be notified in writing as set forth in the QA), and provide the respective batch documentation in accordance with the Standard. For the Development Work and/or the Commercial Work, Customer shall keep Vetter informed of any legislation, rules and regulations (and any changes thereto after the Effective Date) specific to the Product. Customer shall meet all notice and information requirements as set forth in the QA. With the exception of any gross negligence or willful misconduct by Vetter and/or any of its Representatives, and without limitation of any indemnification obligations for third party claims under, and subject to, Article 20, Vetter and/or any of its Representatives shall have no responsibility or liability with respect to the Product Manufactured as part of the Development Work and/or the Commercial Work, and be conclusively deemed not negligent (i) as long as each complies with the Standard and follows the standard manufacturing, storage and other practices used in the German pharmaceutical contract manufacturing industry in performing its respective obligations which means, among other things, that each may rely on the correctness and completeness of the Agreed Process Specifications, the Information of Customer and/or any direction by or on behalf of Customer, and compliance with these practices shall be deemed conclusively proven by the batch documentation provided in accordance with the QA; (ii) if it can be shown, by way of the batch documentation, other documents or samples of the Product, that the Product has been Manufactured in accordance with the Standard, and neither Vetter nor any of its Representatives shall have any responsibility or liability, including for lack of information or if such information should not be proper for the Manufacture, if the Product has been Manufactured in accordance with the Standard.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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(3)

 Subcontractors. Other than as expressly permitted herein with respect to Vetter Pharma and Grieshaber, for the Development Work, Vetter agrees not to subcontract any of the Manufacturing of the Product unless prior written authorization is obtained from Customer. Other than as expressly permitted herein with respect to Vetter Pharma and Grieshaber, Vetter shall not assign, subcontract, or delegate any of its responsibilities under this Agreement except as specified in the Agreed Process Specifications, without the prior written consent of Customer. Such subcontractors shall be subject to confidentiality obligations at least as stringent as provided in the Confidentiality Agreement. No subcontractor may further subcontract any responsibilities under this Agreement without the prior written consent of Customer. Vetter shall be responsible, and shall remain liable, for the performance of all of its obligations under and in accordance with this Agreement, including any obligations subcontracted to Vetter Pharma and/or Grieshaber, and for any breach or failure to perform by Vetter Pharma and/or Grieshaber. Customer shall have the right to require Vetter or Vetter Pharma, in accordance with cGMP and subject thereto, to audit and inspect all subcontractors (including, without limitation, all vendors and testing contractors) with whom Vetter may enter into agreements with respect to the performance of the services.

ARTICLE 3: MATERIALS AND EQUIPMENT DURING DEVELOPMENT

(1)

 General. For the Development Work and/or the Commercial Work, all Materials shall be stored, used and tested at the Facility or at a third party designated by Customer in accordance with the QA. Neither Vetter nor any of its Representatives shall have any responsibility or liability to undertake any storage, use and testing or to certify the Customer Materials and/or the Sourced Materials, during the Development Work and/or the Commercial Work, other than as set forth in the QA or the Development Schedule. With respect to any Materials (whether or not incorporated into or part of the Product), Vetter shall be responsible and liable for any testing by Vetter Pharma under the QA or the Development Schedule and, with respect to the Customer Materials, as in Article 7 set forth and subject thereto.

(2)

 Equipment. If any Equipment is required for the Development Work as approved in advance by Customer, in the name and on behalf of Customer, Vetter shall cause Vetter Pharma to procure the Equipment. The Equipment shall be owned and insured by Vetter Pharma as and to the extent Vetter Pharma maintains insurance for its other, comparable equipment. Vetter shall cause Vetter Pharma to maintain and operate the Equipment in accordance with the SOPs, at the cost and/or expense of Vetter (other than costs and/or expenses related to repair or replacement of the Equipment, which shall be borne by Customer; provided, however, damage to or loss of the Equipment due to negligence or willful misconduct of the Standard by Vetter Pharma shall be at the cost and/or expense of Vetter).

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(3)

 Delivery. For the Development Work, upon prior written notice to Vetter, Customer shall timely supply and deliver or have timely supplied and delivered to the Facility, at least [***], or other lead time as may be otherwise agreed, prior to the filling date as agreed between the Parties, [***] as directed by Vetter as to place, time and quantity, free of charge and at the full risk (including during shipment) of Customer (except in an event as referred to and set forth in and subject to Section 21(4) below), including with respect to any applicable transport insurance, such quantity of the Customer Materials as required to properly undertake the necessary preparations for the Manufacture of the Product, all in accordance with the QA, and to timely perform the Development Work. Such delivery shall include all documents required for the Manufacture, including quality certificates for the Customer Materials as set forth in the QA, and, at minimum, with a certificate of analysis and a certificate of conformance, materials safety data sheet, transportation and import documents and any other documents, upon which certificates and documents Vetter and/or its Representatives may fully rely without further investigation. Vetter may have rejected any supply and delivery of the Customer Materials if any thereof was not (i) ordered by Vetter; (ii) announced within reasonable time prior thereto; (iii) accompanied by complete documentation.

(4)

 Use, Liability, Insurance. During the Development Work, the Customer Materials shall be used for the Manufacture and mutually agreed technology transfer activities only. The Customer Materials shall at all times remain the property of Customer. During the Development Work, Customer shall be and remain responsible and liable for the Customer Materials and the quality thereof, whether or not in the possession of Vetter Pharma; provided, however, damage to or loss of the Customer Materials under Section 3(7) due to (i) slight or normal negligence in performance of the Standard by Vetter Pharma shall be at the cost and/or expense of Vetter as respectively set forth in and subject to Section 7(4); and (ii) gross negligence or willful misconduct in performance of the Standard by Vetter Pharma shall be at the cost and/or expense of Vetter, as addressed by and subject to Section 21(4). Customer may, in its sole discretion, provide adequate all-risk insurance for the Customer Materials (whether or not included as part of the Product or otherwise), and for all shipment and storage of any thereof, in an amount and on terms satisfactory to Customer.

(5)

 Information Requirements. For the Development Work, Customer shall provide any and all information with respect to the Customer Materials, including, without limitation, all chemical, pharmaceutical and/or biopharmaceutical compositions thereof and, to the extent reasonably known, any impact and interaction thereof on all other materials to be used in the Manufacture. If the provision of any such information has the effect, including any result of having to take additional security or safety precautions, of increasing the costs in performing obligations under the QA or hereunder, Vetter shall inform Customer thereof and an amendment to the Development Schedule shall be executed in advance; provided, however, that any increase in cost shall not be effective unless and until mutually agreed with Customer or, if not agreed, Section 18(4) shall apply. Customer shall specifically inform Vetter if the Customer Materials require any special handling or processing.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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(6)

 Inadequate Delivery. Any delay in the Manufacture, for the Development Work, arising from inadequate delivery of the Customer Materials (whether such delay is based on inadequacy of quality, quantity, missing documents or otherwise) shall postpone any Delivery Date requested by Customer and previously confirmed by Vetter until such other date that Vetter may reasonably determine in its sole discretion, after good faith consultation of Customer, taking into account such factors as Facility capacity, other production commitments and similar business factors, and Section 8(2) shall respectively apply to any postponement of production or Delivery Date. Any inadequate delivery of Customer Materials for the Development Work, inadequate only in terms of quantity or API Delivery Date and not in respect of quality, missing documents, or otherwise, that results in Vetter being unable to run a scheduled batch in a reserved slot without violation of GMP, shall be considered a cancellation of the Development Work under the respective Purchase Order, and Vetter shall be compensated as set forth in Section 8(2); provided, however, for purposes of clarity, any such inadequate delivery with respect to quantity or API Delivery Date of Customer Materials that nevertheless permits running a batch in compliance with GMP, and for any indadequacy in API Delivery Date also in Vetter’s discretion exercised in good faith with respect to its or Vetter Pharma’s SOPs, shall not be considered a cancellation of the entire slot, but, rather, if such an inadequate delivery results in less than the originally reserved capacity of Vetter Pharma being used, Customer shall be responsible for payment to Vetter of compensation in the amount of a partial cancellation, based pro rata on the capacity not utilized.

(7)

 Surplus, Storage. For the Development Work, Vetter shall notify Customer in writing of any surplus of the Customer Materials and any such surplus shall, if not usable for the Manufacture, be disposed of, returned to Customer or otherwise handled, all as reasonably directed by and at the cost and/or expense of Customer. All Customer Materials to be used for the Development Work shall be stored at the Facility, at no cost or expense payable by Customer except if for longer than [***] after the date of release of the Customer Materials for use in Manufacture at the Facility, in which event compensation for storage separately invoiced in accordance with Vetter’s standard schedule shall be due.

ARTICLE 4: PRODUCT DELIVERY DATE AND DELAYS

(1)

 Product Delivery. Any quantity of Product, for the Development Work and/or the Commercial Work, shall be delivered on the Business Day mutually agreed upon by the Parties or, if not mutually agreed upon, then as soon as reasonably possible on a date as Vetter shall in good faith reasonably determine, along with subsequent written notification to Customer that the Product is ready for pick-up (any foregoing date, “Delivery Date”); provided, however, Vetter may reasonably and in good faith take into account for any agreement on or determination of the Delivery Date such factors as Facility capacity, other production commitments and similar business factors.

(2)

 Product Delivery Delays. Customer shall be informed of any delivery delay caused by Vetter, for the Development Work and/or the Commercial Work, as soon as possible if unforeseen circumstances cause any such delay in which event Customer agrees not to unreasonably refuse a requested extension period; provided, however, Customer shall not be required to grant any extension that delays the Delivery Date to later than [***] past the originally scheduled Delivery Date. If Vetter should not be able to timely fulfill or fulfill in full a Purchase Order in accordance with the terms hereof, Vetter shall notify Customer (in writing, by email), and the Parties shall discuss, and agree in good faith on an alternative Delivery Date, such agreement not to be unreasonably withheld. Upon any such inability (other than Force Majeure) not cured within [***] of the originally scheduled Delivery Date, Customer may cancel all Purchase Orders accepted by Vetter affected by such inability, such cancellation being the sole remedy for any such delay or inability to deliver to the circumstances set forth in Section 21(4).

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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ARTICLE 5: PICK-UP AND ASSISTANCE

(1)   Product Delivery. For the Development Work, Product and Product samples shall be delivered [***], deemed delivered and ready for pick up by Customer on the Delivery Date; provided, however, Product shall not be delivered to Customer by Vetter if Product has not been released by Vetter Pharma prior to a Delivery Date, unless otherwise agreed by and between the Parties in accordance with Section 5(4). Customer shall be responsible to arrange for shipment and in-time Product pick-up, using the Vetter delivery management system which includes reserving pick-up time slots provided by Vetter.

(2)    Risk. For the Development Work and/or the Commercial Work, the risk of loss of or damage to the Product, except for that caused by negligence or willful misconduct of Vetter and/or any of its Affiliates, as under this Agreement assumed by Vetter, shall pass to Customer at such time the Product is made available to a carrier of Customer on the Delivery Date, or if, for any reason, Customer fails to (i) arrange for pick-up within [***] following Vetter Pharma’s notice of Product release; (ii) accept without cause delivery of any Products that Manufacture of which conformed to the Standard on the Delivery Date or thereafter when ready for pick-up; or (iii) provide appropriate instructions, documents, licenses or authorization causing Vetter’s inability to deliver the Product on time; provided, however, unless Vetter agrees to store released Product for Customer after release in accordance with Vetter’s storage fee schedule, at pricing which also considers that Vetter is not liable for Products which should have been already picked-up by Customer, in which case risk of loss shall not pass to Customer until the end of such agreed storage period.

(3)

 Product Storage. For the Development Work and/or the Commercial Work, Vetter shall cause Vetter Pharma to store the Products at the Facility, as in Section 3(1) or Section 11(7), respectively, set forth in respect of the Materials, until the Delivery Date, subject to the provisions set forth in Section 7(4) or Section 14(2), respectively, which shall be respectively applicable to the storage of Product referred to under Section 3(7). In the event of pick-up delay, for the Development Work and/or the Commercial Work, Vetter shall cause Vetter Pharma to warehouse such Product, in accordance with the mutually agreed upon storage specifications for Product; provided, however, Vetter and/or its Affiliates shall have no liability for any Products stored at the Facility due to pick-up delay (except in the event of willful misconduct or gross negligence of Vetter and/or any of its Affiliates), and Article 7 and/or Article 14 shall not apply (unless specifically separately agreed, in which event Vetter shall be liable as in this Agreement provided, and storage fees separately invoiced shall be due). Section 3(4) or Section 11(2), respectively, shall respectively apply to the Product stored due to such pick-up delay, and Customer shall not be invoiced by Vetter, for storage at the Facility of such Product not picked up timely, for a period of [***] from the date of notice of Product release or notification for pick-up and thereafter, Customer shall compensate Vetter per each month of storage thereof (to be pro-rated) in the amount of [***], the Manufacture of which has been performed in accordance with the Standard.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(4)

 Quarantine Delivery. As an exception to Section 6(1), for the Development Work, upon prior written request of Customer, Product may be shipped before release thereof to Customer in accordance with the QA but only after conclusive sterility testing by Vetter Pharma. Any such shipment of Products shall not alter each of the Parties’ respective obligations and responsibilities as to Products Manufactured under this Agreement; provided, however, should Customer use and/or commercialize any unreleased Products, Customer shall assume any and all risks and liabilities in respect of such unreleased Products until release, if released.

ARTICLE 6: INCOMING INSPECTION OF DEVELOPMENT WORK

(1)

 Inspection. For the Development Work, Customer shall inspect the Product and review the batch documentation without delay, but in no event later than [***] following delivery hereunder of either thereof to (being actual possession by) Customer. If the Product should not pass such inspection and/or the batch documentation should not pass such review, Customer shall promptly notify Vetter in writing. Customer shall, in accordance with the instructions of Vetter, either return the rejected batch to the Facility or dispose of the Product at the cost of Vetter if the Product has not been Manufactured in accordance with the Standard.

(2)

 Approval. For the Development Work, any Product and/or batch documentation not rejected as in the preceding Section described shall be deemed accepted and approved by Customer to the extent that either thereof may contain any non-latent defect. Any Product and/or batch documentation containing any latent defect shall be deemed accepted and approved, unless rejected by written notice to Vetter within a period of [***] after delivery thereof; provided, however, the foregoing shall not be construed as to limit the duration of any statutes of limitations applicable to any rights of Customer which may arise out of any latent defects fraudulently concealed or caused by gross negligence or willful misconduct of Vetter and/or any of its Affiliates. Customer shall notify Vetter in writing promptly after the discovery of any latent defect.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

ARTICLE 7: DEFECTIVE DEVELOPMENT PRODUCT,

API STORAGE LOSSES DURING DEVELOPMENT WORK

(1)

 General. If Product has been rejected, for the Development Work, subject to the provisions of Article 6, Vetter shall supply Customer with replacement Product and provide the corresponding batch documentation, either at the cost and expense of Customer, or free of charge by Vetter as set forth in and subject to Section 7(3). For the purposes of such replacement, Customer shall supply or have supplied, as set forth in Article 3, Vetter with the necessary Customer Materials; provided, however, that Vetter shall, if requested by Customer in writing, use commercially reasonable efforts to accommodate the manufacture of replacement Product with a shorter lead time , as is specified in Section 3(3).

(2)

 Rejection. For the Development Work, Vetter shall have no responsibility and/or liability, whether for itself or any of its Affiliates, to arrange for return or disposal of the rejected Product, and/or to supply replacement Product, at the cost and expense of Vetter, if the rejection is based either solely on the supply of Customer Materials failing to conform to the applicable specifications, or on any delay of delivery thereof as in Section 3(6) set forth and subject thereto.

(3)

 Vetter’s Fault. To the extent that the rejection of Product, for the Development Work, is due to the slight or normal negligent failure of Vetter and/or any of its Representatives (i) to have the Product Manufactured in accordance with the Standard; and/or (ii) to provide the batch documentation in accordance with the terms hereof, Vetter shall arrange for return or disposal of the rejected Product, and supply of replacement Product, and/or provide the batch documentation in accordance with the terms hereof, at the cost and expense of Vetter if, for the purposes of such replacement, Customer has supplied, at the cost of Vetter with respect to re-delivery of the Customer Materials and otherwise free of charge as set forth in Section 3(3), the Customer Materials necessary for the Manufacture of the replacement Product; provided, however, in the event of gross negligence or willful misconduct of Vetter and/or any of its Representatives, Customer shall supply and deliver, as set forth in Article 3 [***], to the Facility the Customer Materials necessary for the re-Manufacture of such replacement Product, any such foregoing expenses limited to such amount required to compensate a typically foreseeable damage (or the amount equivalent to the foregoing in the event of failing re-Manufacture).

(4)

 API Storage Losses During Development Work. For the Development Work, Vetter and/or any of its Representatives shall have no responsibility or liability to Customer (or any third party on behalf of Customer, specifically including any insurer of Customer) for any loss of or damage to the Customer Materials (whether included as part of the Product or otherwise, whether before Manufacture or thereafter) once delivered to the Facility, except (i) in the case of willful misconduct or gross negligence by Vetter and/or any of its Representatives, in which exception event Vetter shall compensate Customer for such API loss by the replacement value of the API; or (ii) if Vetter and/or any of its Representatives shall have been deemed having performed in slight or normal negligence and such occurrence could not have been covered by the all-risk property insurance of Customer as referred to in Section 3(4), in which exception event the only responsibility or liability of Vetter for itself and/or any of its Representatives shall be for Vetter to compensate Customer for any such loss by [***].

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

ARTICLE 8: PURCHASE ORDERS DURING DEVELOPMENT

(1)   General. For the Development Work, Customer shall issue Purchase Orders to Vetter. Any quantity of Product for the Development Work shall be delivered on the Business Day specified by Customer in a Purchase Order approved by Vetter or, if not specified or approved, within such month as Vetter shall in good faith reasonably determine; provided, however, Vetter may take into account such factors as Facility capacity, other production commitments and similar business factors and, if any circumstance reasonably requires, Vetter may execute or cause to be executed any obligation hereunder in part, and any remainder of such obligation shall be performed without undue delay.

(2)   Delays. For the Development Work, Customer may cancel or postpone any Purchase Order (or part of the volumes covered thereunder) at no cost, if notice of cancellation or postponement is received by Vetter three (3) calendar months or more in advance of the filling date. If Vetter cannot identify other use of such unused production capacity (and Vetter shall use commercially reasonable efforts to identify other options of use), Customer shall pay a cancellation fee, multiplied by the volume ordered by the cancelled or postponed Purchase Order, equal to (i) [***] percent ([***]%) of the total of Vetter’s price per each Product, if cancellation or postponement is made less than three (3) calendar months but more than [***] in advance of the Delivery Date; (ii) [***] percent ([***]%) of the total of Vetter’s price per each Product, if cancellation or postponement is made less than [***] but more than [***] in advance of the Delivery Date; (iii) [***] percent ([***]%) of the total of Vetter’s price per each Product, if cancellation or postponement is made less than [***] in advance of the Delivery Date.

ARTICLE 9: PRICES AND PAYMENTS DURING DEVELOPMENT

(1)    Prices, Adjustments. Customer shall pay to Vetter such amounts for the Development Work and/or such prices for the Product as shall be determined in accordance with Annex 2, plus any applicable taxes (e.g. VAT), customs, fees and other duties, if any. For any portion of the Development Work extending beyond a [***] duration, as of the Effective Date, Vetter may adjust its prices to reflect an increase in the costs of Vetter and/or Vetter Pharma, including, by way of example, wages, insurance, other associated or related overhead cost and/or expenses, raw materials and production costs, not to exceed in any given year of the Commercial Work, the greater of (i) [***] percent ([***]%); and (ii) [***]; provided, however, any increases in the costs of the Sourced Materials shall lead to a respective price adjustment, irrespectively of the foregoing limitations on price increases.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(2)    Invoices, Payments. Without undue delay, Vetter shall issue an invoice, for the Development Work, upon delivery described in Section 5(1) or Section 5(5). Payments shall be made in Euros and due [***] (receipt of readily available funds by Vetter) of the date of Vetter’s e-mailing of the invoice; provided, however, that if Vetter did not deliver the invoice by e-mail to Customer on the date of the invoice, which date was a Business Day for Customer, then payment shall be due [***] as of the Business Day of receipt of the invoice by Customer. If Customer pays later than the [***] period noted above, Vetter shall be entitled to interest of the invoiced amount of [***]. Accumulated in accordance with this Article as of the time of payment due, Customer shall separately pay such interest, or may add such interest to the invoiced amount and include such with the payment by Customer.

ARTICLE 10: COMMERCIAL WORK, COMMERCIAL MANUFACTURE

(1)

 Performance. Vetter shall supply the Product to Customer in accordance with the terms of this Agreement, it being understood and agreed that the Manufacture of the Product shall be subcontracted by Vetter to Vetter Pharma and be performed by Vetter Pharma, all as set forth and more fully described in the Quality Agreement.

(2)	Commercial Manufacture. Vetter shall cause Vetter Pharma to Manufacture the Product and provide the respective batch documentation in accordance with the Standard.

(3)

 Equipment. Vetter shall cause Vetter Pharma to procure the Equipment as listed in Annex 3 which Equipment shall be dedicated to and paid for by Customer; provided, however, any of the foregoing shall not apply if the Equipment that has already been procured for the Development Work under and in accordance with Section 3(2) may and can be used for the Commercial Work. The Equipment shall be owned and insured by Vetter Pharma as and to the extent Vetter Pharma maintains insurance for its other, comparable equipment. Vetter shall cause Vetter Pharma to maintain and operate the Equipment in accordance with the SOPs, at the cost and/or expense of Vetter (other than costs and/or expenses related to repair or replacement of the Equipment which shall be borne by Customer; provided, however, damage to or loss of the Equipment due to negligence or willful misconduct of the Standard by Vetter Pharma shall be at the cost and/or expense of Vetter).

(4)

 Subcontractors. Other than as expressly permitted herein with respect to Vetter Pharma and Grieshaber, for the Commercial Work, Vetter agrees not to subcontract any of the Manufacturing of the Product unless prior written authorization is obtained from Customer. Other than as expressly permitted herein with respect to Vetter Pharma and Grieshaber, Vetter shall not assign, subcontract, or delegate any of its responsibilities under this Agreement, except as specified in the Agreed Process Specifications, without the prior written consent of Customer. Such subcontractors shall be subject to confidentiality obligations at least as stringent as provided in the Confidentiality Agreement. No subcontractor may further subcontract any responsibilities under this Agreement without the prior written consent of Customer. Vetter shall be responsible, and shall remain liable, for the performance of all of its obligations under and in accordance with this Agreement, including any obligations subcontracted to Vetter Pharma and/or Grieshaber, and for any breach or failure to perform by Vetter Pharma and/or Grieshaber. Customer shall have the right to require Vetter or Vetter Pharma, in accordance with cGMP and subject thereto, to audit and inspect all subcontractors (including, without limitation, all vendors and testing contractors) with whom Vetter may enter into agreements in the performance of the services.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

ARTICLE 11: MATERIALS FOR COMMERCIAL WORK

(1)

 Delivery. For the Commercial Work, upon prior written notice to Vetter, Customer shall timely supply and deliver or have timely supplied and delivered to the Facility, at least [***], or other lead time as may be otherwise agreed, prior to the filling date as agreed between the Parties, [***] as directed by Vetter as to place, time and quantity, free of charge and at the full risk (including during shipment) of Customer (except as otherwise set forth in Section 21(4) below), including with respect to any applicable transport insurance, such quantity of the Customer Materials as required to properly undertake the necessary preparations for the Manufacture of the Product and to timely fulfill Purchase Orders, all in accordance with the Quality Agreement, and to timely perform the Commercial Work. Such delivery shall include all documents required for the Manufacture, including quality certificates for the Customer Materials as set forth in the Quality Agreement, and, at minimum, with a certificate of analysis and a certificate of conformance, materials safety data sheet, transportation and import documents and any other documents, upon which certificates and documents Vetter and/or its Representatives may fully rely without further investigation. Vetter may have rejected any supply and delivery of the Customer Materials if any thereof was not (i) ordered by Vetter; (ii) announced within reasonable time prior thereto; (iii) accompanied by complete documentation.

(2)

 Status. The Customer Materials used for the Commercial Work shall at all times remain the property of Customer. During the Commercial Work, Customer shall be and remain responsible and liable for the Customer Materials and the quality thereof, whether or not in the possession of Vetter Pharma; provided, however, damage to or loss of the Customer Materials under Section 11(7) due to (i) slight or normal negligence in performance of the Standard by Vetter Pharma shall be at the cost and/or expense of Vetter as respectively set forth in and subject to Section 14(2); and (ii) gross negligence or willful misconduct in performance of the Standard by Vetter Pharma shall be at the cost and/or expense of Vetter, as addressed by and subject to Section 21(4). Customer may, in its sole discretion, provide adequate property insurance for the Customer Materials (whether or not included as part of the Product or otherwise), and for all shipment and storage of any thereof, in an amount and on terms satisfactory to Customer.

(3)

 Information Requirements. For the Commercial Work, Customer shall provide any and all information with respect to the Customer Materials, including, without limitation, all chemical, pharmaceutical and/or biopharmaceutical compositions thereof and, to the extent reasonably known, any impact and interaction thereof on all other materials to be used in the Manufacture of the Product. If the provision of any such information has the effect, including any result of having to take additional security or safety precautions, of increasing the costs in performing obligations under the Quality Agreement or hereunder, Vetter shall inform Customer thereof; provided, however, that any increase in cost shall not be effective unless and until mutually agreed with Customer or, if not agreed, Section 18(4) shall apply. Customer shall specifically inform Vetter if the Customer Materials require any special handling or processing. Customer shall meet all notice and information requirements set forth herein and/or in the Quality Agreement, it being understood and agreed that neither Vetter nor any of its Representatives shall have any responsibility or liability (including if arising from lack of information or if such information should not be proper for the Manufacture), if the Product has been Manufactured in accordance with the Standard.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(4)

 Inadequate Deliveries. Any delay in the Manufacture of the Product, for the Commercial Work, arising from inadequate delivery of the Customer Materials (whether such delay is based on inadequacy of quality, quantity or otherwise) shall postpone any Delivery Date requested by Customer and previously confirmed by Vetter until such other date that Vetter may reasonably determine in its sole discretion, after good faith consultation of Customer, taking into account such factors as Facility capacity, other production commitments and similar business factors, and, subject to Section 4(3) of Annex 4, Section 8(2) shall respectively apply to any postponement of production or Delivery Date. Any inadequate delivery of Customer Materials for the Commercial Work, inadequate only in terms of quantity or API Delivery Date and not in respect of quality, missing documents, or otherwise, that results in Vetter being unable to run a scheduled batch in a reserved slot without violation of GMP, shall be considered a cancellation of the Commercial Work under the respective Purchase Order, and subject to Section 4(4) of Annex 4, Vetter shall be compensated as set forth in Section 8(2); provided, however, for purposes of clarity, any such inadequate delivery with respect to quantity or API Delivery Date of Customer Materials that nevertheless permits running a batch in compliance with GMP, and for any indadequacy in API Delivery Date also in Vetter’s discretion exercised in good faith with respect to its or Vetter Pharma’s SOPs, shall not be considered a cancellation of the entire slot, but, rather, if such an inadequate delivery results in less than the originally reserved capacity of Vetter Pharma being used, Customer shall be responsible for payment to Vetter of compensation in the amount of a partial cancellation, based pro rata on the capacity not utilized.

(5)

  Testing. For the Commercial Work, all Sourced Materials and all Customer Materials shall be tested in accordance with the Quality Agreement. Neither Vetter nor any of its Representatives shall have any responsibility or liability to undertake any testing or to otherwise certify the Customer Materials and/or the Sourced Materials other than as set forth in the Quality Agreement. With respect to any Materials (whether or not incorporated into or part of the Product), Vetter shall be responsible and liable for any testing by Vetter Pharma under the QA and, with respect to the Customer Materials, as in Article 14 set forth and subject thereto.

(6)

  Use, Surplus. For the Commercial Work, the Customer Materials shall be used for the Manufacture of the Product only. Vetter shall notify Customer in writing of any surplus of the Customer Materials and any such surplus shall, if not usable for the Manufacture of the Product for the Commercial Work, be disposed of, returned to Customer or otherwise handled, all as reasonably directed by and at the cost and/or expense of Customer. Upon written request of Customer, Vetter shall provide Customer with copies of a computerized inventory list, generated in accordance with the SOPs in respect of the Customer Materials stored at the Facility, all as separately agreed by and between the Parties in writing for the Commercial Work.

—CONFIDENTIAL—

(7)

 Storage. All Customer Materials for the Commercial Work shall be stored at the Facility, at no cost or expense payable by Customer except if for longer than [***] after the date of release of the Customer Materials for use in Manufacture at the Facility, in which event compensation for storage separately invoiced in accordance with Vetter’s standard schedule shall be due.

ARTICLE 12: API YIELD FOR THE COMMERCIAL WORK

(1)

 Target Yield. The Parties shall evaluate and mutually determine an acceptable target yield for the use of the API during the Commercial Work (and commercial batches shall consist of not less than [***] and not more than [***] Products per batch, taking into account, among other things, fixed and flexible losses, including samples, pre-flush (forerun) volume, overfill and second in-line filter; provided, however, [***] percent ([***]%) shall be deducted therefrom, to be expressed in percent, the “Target Yield”). After the Manufacture of [***] batches of the Product (for each batch size, and each clean room, separately), without any Manufacturing process changes, the Target Yield shall be as then in good faith agreed by the Parties. Until the Target Yield is established, all losses of API, and any costs and expenses incurred in respect thereof, shall be borne by Customer, including, for clarity, for any and all of the Development Work. The Target Yield, and any determination thereof, shall not be applicable to, or take account of, any batches of the Product under the Commercial Work consisting of less than [***] or of more than [***] Products. The Target Yield shall not apply if the Manufacture of the Product under the Commercial Work has been halted or interrupted for extended time period(s) or if, in any calendar year, less than [***] commercial batches of Products shall be or have been Manufactured. For clarity, the Target Yield shall only apply to, and only be deemed valid for, batch sizes between [***] and [***] Products per batch, and for any other batch sizes outside of such foregoing range, the Target Yield shall have to be mutually agreed upon and re-established for other batch sizes.

(2)

 Annual Review. For the Commercial Work, the Target Yield shall be reviewed, and an update thereof may be agreed by Parties from time to time through good faith negotiations, taking into account the previous performance, process enhancements, improvements and changes, GMP, SOPs and all other relevant circumstances, it being understood and agreed by the Parties that such previous performance shall not be determinative and shall not set any precedence for such review, good faith negotiations, and agreement. The Parties shall, after the end of each calendar year during the Commercial Work, mutually determine and agree on the total actual losses of API in that calendar year and on the actual yield of the API used for the Manufacture of the Product in said calendar year, “Actual Yield”).

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(3)

 Reimbursement. For the Commercial Work, to the extent that the Actual Yield is equal to, or greater than, the Target Yield, all losses of API, and all costs and expenses incurred in respect thereof, shall be borne by Customer. If the Actual Yield should be less than the Target Yield, Vetter shall reimburse Customer for [***].

ARTICLE 13: INCOMING INSPECTION DURING COMMERCIAL WORK

(1)

 Inspection. For the Commercial Work, Customer shall inspect the Product and review the batch documentation without delay, but in no event later than [***] following delivery hereunder of either thereof. If the Product should not pass such inspection and/or the batch documentation should not pass such review, Customer shall promptly notify Vetter in writing. Customer shall, in accordance with the instructions of Vetter, either return the rejected batch to the Facility or dispose of the Product at the cost of Vetter if the Product has not been Manufactured in accordance with the Standard.

(2)

 Acceptance. For the Commercial Work, any Product and/or batch documentation not rejected as in the preceding Section described shall be deemed accepted and approved by Customer to the extent that either thereof may contain any non-latent defect. Any Product and/or batch documentation containing any latent defect shall be deemed accepted and approved, unless rejected by written notice to Vetter within a period of [***] after delivery thereof; provided, however, the foregoing shall not be construed as to limit the duration of any statutes of limitations applicable to any rights of Customer which may arise out of any latent defects fraudulently concealed or caused by gross negligence or willful misconduct of Vetter and/or any of its Affiliates. Customer shall notify Vetter in writing promptly after the discovery of any latent defect.

(3)

Standard. Except for those Deviations (as such term is defined in the Quality Agreement) of which Customer shall be notified in writing and which shall be addressed as set forth in the Quality Agreement, all Product made available to Customer for delivery in accordance with Section 16(1) shall have been Manufactured in accordance with the Standard; provided, however, Vetter and/or any of its Representatives shall be conclusively deemed not negligent if it can be conclusively shown, by way of the batch documentation, other documents or samples of the Product, that the Product has been Manufactured in accordance with the Standard.

ARTICLE 14: DEFECTS AND LOSSES DURING COMMERCIAL WORK

(1)   Defects. (a) General. If Product has been rejected, for the Commercial Work, subject to the provisions of Article 13, Vetter shall supply Customer with replacement Product and provide the corresponding batch documentation, either at the cost and expense of Customer, or free of charge by Vetter as set forth herein below and subject thereto, and shall dispose of the defective Product or send samples thereof to Customer or Customer’s designee for inspection, as directed by Customer. For the purposes of such replacement, Customer shall supply or have supplied, as set forth in Article 11, Vetter with the necessary Customer Materials.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(b) Rejection. For the Commercial Work, Vetter shall have no responsibility and/or liability, whether for itself or any of its Affiliates, to arrange for return or disposal of defective Product, and/or to supply replacement Product, at the cost and expense of Vetter, if the rejection is based either solely on the supply of Customer Materials failing to conform to the applicable specifications, or on any delay of delivery thereof as in Section 11(4) set forth and subject thereto.

(c) Vetter’s Fault. To the extent that the rejection of Product, for the Commercial Work, is due to the slight or normal negligent failure of Vetter and/or any of its Representatives (i) to have the Product Manufactured in accordance with the Standard; and/or (ii) to provide the batch documentation in accordance with the terms hereof, Vetter shall arrange for return or disposal of the rejected Product, and supply of replacement Product, and/or provide the batch documentation in accordance with the terms hereof, at the cost and expense of Vetter if, for the purposes of such replacement, Customer has supplied, at the cost of Vetter with respect to re-delivery of the Customer Materials and otherwise free of charge as set forth in Section 11(1), the Customer Materials necessary for the Manufacture of the replacement Product; provided, however, (i) in the event of gross negligence or willful misconduct of Vetter and/or any of its Representatives, Vetter shall arrange for return or disposal of the rejected Product, and supply of replacement Product, and/or provide the batch documentation in accordance with the terms hereof, [***] and Customer shall supply and deliver, as set forth in Article 11 [***], to the Facility the Customer Materials necessary for the re-Manufacture of such replacement Product, any such foregoing expenses limited to such amount [***]; (ii) in all cases other than the foregoing gross negligence or willful misconduct of Vetter and/or any of its Representatives, Vetter shall also arrange for return or disposal of the rejected Product, and supply of replacement Product, and/or provide the batch documentation in accordance with the terms hereof, [***] and Customer shall supply and deliver, as set forth in Article 11 [***], to the Facility the Customer Materials necessary for the re-Manufacture of such replacement Product, any such foregoing expenses limited to such amount [***] but Vetter’s liability in respect of lost API as part of rejected Product shall be limited as follows, [***].

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(2)   API Storage Losses During Commercial Work. For the Commercial Work, Vetter and/or any of its Representatives shall have no responsibility or liability to Customer (or any third party on behalf of Customer, specifically including any insurer of Customer) for any loss of or damage to the Customer Materials (whether included as part of the Product or otherwise, whether before Manufacture or thereafter) once delivered to the Facility, except (i) in the case of willful misconduct or gross negligence by Vetter and/or any of its Representatives, in which exception event Vetter shall compensate Customer for such API loss by [***]; or (ii) if Vetter and/or any of its Representatives shall have been deemed performing in slight or normal negligence and such occurrence could not have been covered by the all-risk property insurance of Customer as referred to in Section 11(2), in which exception event the only responsibility or liability of Vetter for itself and/or any of its Representatives shall be for Vetter to compensate Customer for any such loss by [***].

ARTICLE 15: FORECAST AND PURCHASE ORDERS

DURING COMMERCIAL WORK

(1)	Forecasts. The Long Range Forecasts, the Commercial Forecasts and the Rolling Forecasts to be provided hereunder shall be provided by Customer in accordance with and subject to Annex 4.

(2)

 Purchase Orders. Purchase Orders shall be provided to Vetter by Customer in accordance with Annex 4. Any quantity of Product for the Commercial Work shall be delivered on the Business Day specified by Customer in a Purchase Order approved by Vetter or, if not specified, within such month as Vetter shall in good faith reasonably determine; provided, however, Vetter may take into account such factors as Facility capacity, other production commitments and similar business factors and, if any circumstance reasonably requires, Vetter may execute or cause to be executed any obligation hereunder in part, and any remainder of such obligation shall be performed without undue delay, as set forth in and subject to the provisions of Annex 4.

ARTICLE 16: DELIVERY OF COMMERCIAL WORK

(1)    Delivery. For the Commercial Work, Product shall be delivered [***], deemed delivered and ready for pick up by Customer on the Delivery Date; provided, however, Product shall not be delivered to Customer by Vetter if Product has not been released by Vetter Pharma prior to a Delivery Date, unless otherwise agreed by and between the Parties in accordance with Section 16(3). Customer shall be responsible to arrange for shipment and in-time Product pick-up, using the Vetter delivery management system which includes reserving pick-up time slots provided by Vetter.

(2)

 Warehousing. For the Commercial Work, if Customer should be obligated in accordance with [***] to reimburse Vetter for any costs and/or expenses incurred for warehousing of the Product at the Warehouse, Customer shall be separately invoiced by Vetter.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(3)

 Quarantine shipment. For the Commercial Work, Product may be shipped under quarantine upon prior written request of Customer, which request shall constitute conclusive evidence that (i) Product shall be deemed delivered hereunder and ready for pick up by Customer notwithstanding anything to the contrary in this Article contained; and (ii) Customer shall hereby assume any and all risks and responsibilities associated with such quarantine shipment.

ARTICLE 17: PRICES AND PAYMENTS FOR COMMERCIAL WORK

(1)   Prices, Adjustments. For the Commercial Work, Customer shall pay to Vetter such prices for the Product as shall be determined either in accordance with Annex 2 or as set forth in a quotation provided by Vetter and agreed by Customer, plus any applicable taxes (e.g. VAT), customs, fees and other duties, if any. In furtherance of Section 9(1), Vetter may adjust its prices on an annual basis to reflect an increase or decrease in the costs of Vetter and/or Vetter Pharma, including, by way of example, wages, insurance, other associated or related overhead cost and/or expenses, raw materials and production costs, not to exceed in any given year the greater of (i) [***] percent ([***]%); and (ii) [***].

(2)    Payments. Without undue delay, Vetter shall issue an invoice upon delivery described in Article 16. Payments shall be made in Euros and due [***] (receipt of readily available funds by Vetter) of the date of Vetter’s e-mailing of the invoice; provided, however, that if Vetter did not deliver the invoice by e-mail to Customer on the date of the invoice, which date was a Business Day for Customer, then payment shall be due [***] as of the Business Day of receipt of the invoice by Customer. If Customer pays later than the [***] period noted above, Vetter shall be entitled to interest of the invoiced amount of [***]. Accumulated in accordance with this Article as of the time of payment due, Customer shall separately pay such interest, or may add such interest to the invoiced amount and include such with the payment by Customer.

ARTICLE 18: APPROVALS, AUDITS AND CHANGES, IMPORTER OF RECORD

AND INVENTORY INSPECTIONS, ASSISTANCE, ROOT CAUSE ANALYSIS

(1)

 Approvals. For the Development Work and/or the Commercial Work, Customer shall obtain and maintain, at its cost and risk, all Regulatory Approvals for the Development Work. Customer shall not distribute or otherwise use the Product without first securing such Regulatory Approvals. Vetter shall cooperate and make every commercially reasonable effort, at the cost and/or expense of Customer, in having information and other assistance provided as Customer may reasonably request with respect to the Regulatory Approvals. Vetter shall cause Vetter Pharma to obtain and maintain the necessary manufacturing authorization with respect to the Facility issued by the applicable German health authority in accordance with the German Medical Act (Arzneimittelgesetz) and, upon written request of Customer, Vetter shall make available a copy of such authorization. Customer understands and agrees that certain regulatory authorities may still have to approve of the Manufacture, which costs and/or expenses whereof shall be borne by Customer, and that neither Vetter nor any of its Affiliates warrants to Customer any such approval.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(2)

 Audits. Any costs and/or expenses associated with any audits performed by any regulatory authority with respect to the Facility, the Development Work, the Commercial Work and/or the Product, shall be borne by Customer, except costs incurred from audits by the German health authorities, FDA and/or EMA not directly related to the Product which shall be borne by Vetter and for costs incurred for audits resulting from Vetter’s failure to comply with the Standard in Manufacturing the Product.

(3)

 Technical Records. For the Development Work and/or the Commercial Work, Vetter and/or any of its Representatives shall maintain complete, true and accurate records with respect to the Manufacture of the Product (herein, “Technical Records”) in accordance with Territory Laws and as is reasonably necessary to support Customer’s regulatory filings with respect to Product. Vetter shall store all Technical Records for the shorter time of (i) a period of at least [***] from the relevant Product Manufacturing date; and (ii) the period required under Territory Laws, after which Vetter may dispose of the Technical Records, after providing Customer with notice as set forth in this Section, or return the Technical Records (excluding SOPs and any Confidential Information of Vetter) to Customer in accordance with Customer’s express written instructions therefore. In the absence of such advance instructions, prior to any destruction of Technical Records,Vetter shall notify Customer in writing of Vetter’s intent to dispose of the Technical Records and request Customer’s instructions as to their disposal. If Customer does not respond to such notice within sixty (60) days after receipt thereof, or in any event prior to the later destruction of such records, Vetter may destroy such records at Customer’s discretion and expense. Vetter shall, at any time upon Customer’s written request and at Customer’s expense, return the Technical Records to Customer or transfer the Technical Records to any third party designated by Customer.

(4)

 Changes. For the Development Work and/or the Commercial Work, any and all changes shall be processed in accordance with the change control procedures set forth in the QA, subject to this Section. With respect to any change to be made in accordance with the QA, Vetter and Customer shall also mutually agree on any necessary or desired amendments to this Agreement, including, without limitation, any resulting price adjustments, and any related compensation or reimbursements, as the case may be, for any additional or reduced costs, efforts and/or expenses. In the event of a controversy, claim or dispute regarding a change, Customer and Vetter shall discuss in good faith how to proceed; provided, however, Customer shall not be obligated to pay for continued Development Work (subject to Section 8(2) above) and/or the Commercial Work (subject to Section 15(2) above), which may respectively be immediately suspended at Customer’s request, until any resulting price adjustments are mutually agreed; provided, further, however, Vetter shall not be required to cause Vetter Pharma to continue the Development Work and/or the Commercial Work, which may be immediately ceased, by Vetter or its Representatives based on Vetter’s decision without being deemed in breach of this Agreement if Vetter as the deciding Party believes that such incorporation or non-incorporation of such change constitutes a violation of any Territory Laws. If Vetter and Vetter Pharma believe such incorporation or non-incorporation of a change does not constitute a possible violation as in the preceding sentence set forth (in which event the provisions of the immediately preceding sentence shall prevail), but creates an increased risk that Vetter and/or any of its Representatives is or could be held responsible or liable for any third party claim with respect to the Product, then Vetter shall cause Vetter Pharma to continue the Development Work and/or the Commercial Work without the incorporation or the non-incorporation of such change, in which event Customer shall indemnify, defend and hold Vetter and/or any of its Representatives harmless from and against any and all Costs resulting from or arising out of such increased risk, except for such Costs arising from Vetter or Vetter Pharma’s negligence or willful misconduct in either of which exception events Articles 20 and 21 shall apply.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(5)

 Import. With respect to importation of the Customer Materials from a country outside of the European Union, for the Development Work and/or the Commercial Work, of which Vetter shall be notified at least two (2) Business Days prior to each and every import, Vetter shall act as the importer of record for the Customer Materials. Customer shall procure that Vetter Pharma shall have the right to audit the production of the API. Vetter shall be responsible for customs’ clearance of the Customer Materials and Vetter shall pay in advance the related importation value added tax on behalf of Customer if Vetter received the invoice two (2) calendar days in advance in the event of third party delivery. Vetter shall recover such tax as part of its ongoing business activities as directly attributable to the taxable services that Vetter supplies to Customer. Customer shall pay Vetter a [***] for such advance payment of the associated tax and related efforts and Customer shall provide any information and documents as may be required by Vetter in respect of any thereof or as may be required by law, including the replacement value of all Customer Materials.

(6)

 Inventory. Upon written request of Customer, Vetter shall provide Customer on the final Business Day of each calendar month, with copies of a computerized inventory list, generated in accordance with the SOPs, in respect of the Customer Materials stored at the Facility and to be used for the Commercial Work, all as separately agreed by and between the Parties in writing. Customer may choose, upon prior written notice, to perform an inventory inspection only once (1) in a calendar year, or more frequently for cause, upon such date as may be mutually agreed upon (and Vetter shall bear any costs thereof if not in excess of [***] of inspection by camera displaying the batch bar code, such costs including, but not limited to, such of Vetter Pharma personnel), and based on said computerized inventory list, Customer shall within such prior notice, indicate which specific pallets (of Product Manufactured for, or Customer Materials intended to be used for, the Commercial Work) are intended to be checked, on a random basis and during normal business hours; provided, however, (i) any such inventory inspection shall not exceed a total of [***] without charge; (ii) any inspection in excess of [***] and, especially, a physical inventory inspection (and not only by camera displaying the batch bar code) of all Products shall be reasonably accepted by Vetter in writing, against payment of compensation by Customer and upon prior mutual agreement between the Parties clarifying the other conditions thereof. The Parties shall mutually agree on inspection schedules and members of the inspection team, which members of Customer’s inspection team shall explicitly be bound by and be subject to the Confidentiality Agreement, as modified under Section 23(2). The inspection team of Customer shall at all times be accompanied by members of Vetter’s personnel, and not be divided into sub-teams. Any inventory inspection shall be conducted in accordance with GMP.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(7)

 Audits by Customer. (a) Regular. At the cost and/or expense of Customer, with the following being subject to the Quality Agreement, Vetter shall cause Vetter Pharma to permit up to three (3) persons, of Customer’s personnel and/or authorized representative(s), or Vetter shall cause Vetter Pharma to ensure that up to three (3) persons, of Customer’s personnel and/or authorized representative(s), shall be entitled, (i) to inspect, observe and audit the Manufacturing of Product and the Facility; (ii) to examine the condition of the Materials and Product stored at the Facility; and (iii) to examine all Product data, Technical Records and all other documentation related to this Agreement, including maintenance logs for the purposes of ensuring compliance with the Standard and Confidential Information related to the Manufacturing of Product by Vetter Pharma hereunder, not to exceed once in any twelve (12)-months’ period (except more frequently for cause) during the Term, subject to at least sixty (60) days’ notice and prior approval by Vetter, such approval not to be unreasonably withheld, during regular business hours, and for a period not to exceed two (2) Business Days; provided, however, the foregoing limitations on number of personnel, notice period and audit duration shall not apply to for-cause audits; and, provided, however, further, that such three (3) persons, of Customer’s personnel and/or authorized representative(s), shall be bound to obligations of confidentiality pursuant to the Confidentiality Agreement or pursuant to a separate, executed confidentiality agreement that imposes similar obligation of confidentiality. Notwithstanding these limitations, up to three (3) persons, of Customer’s personnel and/or representatives, shall be entitled to observe the Manufacturing of the Product during the Development Work and during the Commercial Work, at any time (except for night shifts), upon reasonable notice and for a reasonable duration during regular business hours.

(b) For Cause. With the following being subject to the Quality Agreement, Customer shall be entitled to conduct for-cause-audits following issuance of Form 483s or similar reports delivered by Regulatory Authorities to Vetter Pharma pertaining to the Manufacturing of the Product or the occurrence of other events which are likely to adversely affect the Manufacture of the Product, as frequently as requested by Customer at reasonable times and for reasonable duration (which may exceed two (2) Business Days) until Vetter Pharma has corrected such deficiencies, subject to Vetter Pharma’s approval, such approval not to be unreasonably withheld. Vetter Pharma shall audit permitted subcontractors and suppliers for compliance with the Standard, including cGMP according to Vetter Pharma’s standard subcontractor audit procedures, if the subcontractors are chosen by Vetter. Customer shall be responsible for audit of all subcontractors and suppliers that have been selected by Customer, irrespectively of subcontractors and suppliers recommended or routinely used by Vetter Pharma as mentioned herein.

—CONFIDENTIAL—

(8)

 Shipments. For the Development Work and/or the Commercial Work, and in amplification of the provisions with respect to [***] set forth or referred to above, and not in limitation thereof, Vetter shall, directly or indirectly through its Affiliates or through external service providers, upon written request of Customer and in any event at the cost and risk of Customer, provide certain assistance, details of which may be set forth in a separate written agreement, including, but not limited to (i) addressing special shipping requirements; (ii) obtaining licenses, official authorizations, clearances, customs, any other documents and/or information, including security related information that Customer may require for export, import (including import of the Customer Materials, as in Section 18(4) set forth) or transport of the Product to the final destination; (iii) making a contract for transport and/or insurance; (iv) loading the packed Product in any container, collecting vehicle or other means of transport; (v) managing sample storage (using a centrally controlled and monitored access system) and shipment, data logging, shipment and storage under, and constant monitoring of, certain temperature conditions (any and all of the above collectively, including as otherwise in this entire Article 18 referred to, “Assistance”). Customer shall, upon request of Vetter, provide information required for taxation or reporting purposes in respect of export of the Product.

(9)

 Root Cause Analysis. If, during any calendar quarter of the Development Work and/or the Commercial Work, two (2) or more batches should have been rejected by Customer, Vetter shall notify Customer and upon receipt of such notification by Customer, the Parties shall meet to discuss, evaluate and analyze the reasons for and implications of the failure of the Manufacture to meet the Agreed Process Specifications and the rejection by Customer and, further, Vetter shall have the right to cause Vetter Pharma to cease further Manufacturing without being deemed in default or breach under this Agreement, with all scheduled or other Manufacture not to recommence, without being in breach of this Agreement, until such time as the final disposition of the rejected batches has been determined, and complete investigations have been finalized (with root cause analysis and corrective actions) to prevent any further batch rejections, which determinations shall be agreed to in writing by the Parties, and Vetter shall perform or have performed by Vetter Pharma such investigations, root cause analysis and corrective actions diligently and expeditiously, but Customer may request in writing recommencement of the Manufacture prior to such final disposition, with and subject to Customer’s assumption of responsibility in the event of further batch rejection for the same exact or similar reasons.

(10)

 Product Complaints. Customer shall maintain customer complaint and adverse event files in accordance with the Territory Laws. Any Product complaints or reports of adverse events received by Vetter or Vetter Pharma shall be forwarded to Customer without undue delay. Customer shall be responsible for the review of the complaint or adverse event to determine the need for an investigation or the need to report to the FDA or EMA or as required by Territory Laws. Customer shall provide Vetter with copies of all Product performance or Manufacturing-related complaints that relate directly to Manufacturing of Product by Vetter Pharma and that require investigation, as well as copies of the results of such investigation. Vetter shall cooperate and assist Customer in any such investigations and shall fully report findings of any investigation Vetter Pharma conducts with respect hereto, to Customer. Customer shall make specific complaint and adverse event files available for inspection, to the extent required by any Regulatory Authority, during inspection of the Facility.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

ARTICLE 19: INTELLECTUAL PROPERTY

(1)

 Pre-Existing IP. Except as granted under this Agreement, either Party and/or any of its Representatives shall not acquire any right, title or interest in any and all intellectual property, including any invention, patent, trademark, copyright, industrial design, trade secret, know-how and any other intellectual property, whether patentable, registered or otherwise (individually and collectively, “IP”) of the other Party and/or any of its Representatives. Any right, title or interest in and to such IP existing prior to the Effective Date (respectively, “Pre-Existing IP”) shall not in any way be affected by this Agreement.

(2)

  API Inventions, Disclosed Manufacture Know-How. Any invention, improvement, enhancement or alike made and conceived, reduced to practice and/or generated during the Term that is directed solely or primarily related to the API or production or processing of the API or the dosage form of the API (“API Invention”), but excluding any such invention, improvement, enhancement that is directed to Materials other than the API unless used in combination wth the API, shall be owned by Customer, without any restrictions, including the right to assign, transfer and sublicense, subject to any applicable German laws with respect to inventions made by employees of Vetter; provided, however, that Vetter shall secure for Customer, at the prior agreed cost and/or expense of Customer, from any such employees any rights to such API Invention held by such employees. Customer shall continue to own its IP with respect to the Manufacture (including any manufacturing process and methods) disclosed to Vetter and/or any of its Representatives and made, conceived, reduced to practice and/or generated during the Term independently of any Manufacture Invention, Confidential Information and/or Pre-Existing IP of Vetter and/or any of its Representatives, as implemented at the Facility (“Disclosed Manufacture Know-How”).

(3)

 Manufacture Inventions. Any invention, improvement, enhancement or alike made, conceived, reduced to practice and/or generated during the Term in respect of any manufacturing process other than any API Invention or any Disclosed Manufacture Know-How (“Manufacture Invention”), shall be owned by Vetter or any of its Affiliates, without any restrictions, including the right to assign, transfer and sublicense, subject to any applicable German laws with respect to inventions made by employees of Customer.

(4)

 Licenses. Vetter and/or any its Affiliates shall grant Customer, subject to the terms of this Agreement, a royalty-free, fully paid up and non-exclusive license (for clarity, under any Pre-Existing IP owned by Vetter and any Manufacture Invention, with respect to the Product as a tangible object only) as may be needed solely for the sale, distribution and/or other use in non-clinical studies, in clinical trials, and commercially, within the Territory, of the Product (as a tangible object) Manufactured at the Facility, it being agreed and understood that any contribution by Vetter hereunder may not be used by Customer other than as herein provided and, specifically, that Customer may not produce and may not to have produced the Product at a location other than the Facility. Customer shall grant Vetter and/or its Affiliates a worldwide, royalty-free, fully paid up, non-exclusive and non-transferable license during the Term to perform and have performed the Manufacture of the Product for Customer, to provide and have provided the Development Work and/or the Commercial Work for Customer and to supply and have supplied the Product under this Agreement. Only to the limited extent as such Disclosed Manufacture Know-How has been used and implemented at the Facility upon the request of Customer (it being understood that the execution of this Agreement and such request also trigger the applicability of this Section) and as may be necessary to enable Vetter to provide customary development and manufacturing services to its other customers for products other than the Product and that do not contain the API, Customer shall grant Vetter and/or any of its Affiliates a perpetual, worldwide, royalty-free, fully paid up, non-exclusive and non-transferable license under any Disclosed Manufacture Know-How, as embodied in the products as may be developed and produced by Vetter and/or its Affiliates for sale, distribution and/or other use by such other customers.

—CONFIDENTIAL—

ARTICLE 20: LIABILITY, INDEMNIFICATION, INSURANCE, RECALL, AND REPRESENTATIONS AND WARRANTIES

(1)

 Liability, Indemnification. (a) By Vetter. Except as provided in Section 21(4) or otherwise as expressly set forth herein, Vetter’s liability for Vetter itself and/or any of its Representatives arising out of this Agreement shall be limited such that Vetter shall only be responsible and liable, for itself and/or any of its Representatives, for such amount required to compensate for typically foreseeable damage directly resulting from the breach by Vetter or any of its Representatives of this Agreement, subject to Section 21(1). Vetter shall indemnify, defend and hold Customer harmless from and against any and all Costs resulting from or arising out of (i) any third party claim that any manufacturing process owned and used hereunder by Vetter and/or any of its Representatives infringes any IP of any third party under the patent or intellectual property laws of the United States of America and/or the European Union or any member state thereof, up to a maximum aggregate amount of [***] Euros during the Development Work and/or the Commercial Work; (ii) any product liability claim resulting from or arising out of any slight or normal negligence of Vetter and/or any of its Representatives, up to [***] Euros in the aggregate per each calendar year during the Term (and above such amount, Section 20(2)(b) shall apply); (iii) any product liability claim resulting from or arising out of gross negligence or willful misconduct or fraud of Vetter and/or any of its Representatives, which shall not be limited.

(b) Liability Standard. For clarity, and notwithstanding anything above or below herein, Vetter shall be responsible and liable for any willful misconduct or gross negligence of Vetter and/or its Representatives in unlimited amounts. Vetter and/or any of its Representatives shall not be deemed negligent as long as each follows ths Standard, the Territory Laws and the standard manufacturing, storage and other practices used in the German pharmaceutical contract manufacturing industry in performing its respective obligations which means, among other things, that each may rely on the correctness and completeness of the Agreed Process Specifications, the Information of Customer and/or any other Information or direction by or on behalf of Customer, and compliance with these practices shall be deemed conclusively proven by the batch documentation provided in accordance with the Quality Agreement.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(2)

 Indemnification. (a) Mutual. Each Party shall indemnify, defend and hold the other Party and/or any of its Representatives, harmless from and against any and all Costs suffered as a result of a claim of any third party (excluding Representatives), whether based on product liability or otherwise, resulting from or arising out of any negligence or willful misconduct by a Party and/or any of its Representatives, as the case may be, or breach of any of its representations, warranties, agreements or other obligations hereunder or in connection herewith.

(b) By Customer. In amplification of the foregoing, if the Product has been Manufactured and delivered in accordance with the Standard, Customer shall indemnify, defend and hold Vetter and/or any of its Representatives harmless from and against any and all Costs based on product liability, which may nevertheless be resulting from such Manufacturing. Except as provided in Section 20(1)(a), Customer shall indemnify, defend and hold Vetter and/or any of its Representatives harmless from and against any and all Costs, whether based on product liability or otherwise, resulting from or arising out of compliance by Vetter and/or any of its Representatives with the Agreed Specifications, the Information of Customer and/or any other Information or direction by or on behalf of Customer, and/or the sale, distribution and/or other use of the Product.

(c) Infringement. Except as provided in sub-clause (i) of the second sentence of Section 20(1)(a) with respect to any manufacturing process owned and used hereunder by Vetter and/or any of its Representatives, Customer shall indemnify, defend and hold Vetter and/or any of its Representatives harmless from and against any and all Costs resulting from or arising out of any Assistance or any third party claim that the Customer Materials, any Information of Customer, other matter provided by Customer, or the use by Vetter and/or any of its Representatives of any thereof, infringes any IP of any third party.

(3)

 Procedure, Insurance. Each Party shall promptly notify the other Party in writing of any claim, suit or other action brought or threatened in connection with or under this Agreement and shall provide reasonable cooperation in the defense of any thereof. Each Party shall not settle or otherwise resolve any such claim, suit or other action without prior written consent of the other Party. Customer shall be qualified to self-insure or maintain product liability insurance coverage with a qualified insurer with an A.M. Best rating of A-VIX, of at least (i) prior to the commercial sales launch of Product, [***] dollars per calendar year; or (ii) upon and following the commercial sales launch of Product, [***] dollars per each calendar year, which can be achieved through a combination of primary and excess product liability, during the Term. Vetter shall maintain and shall cause Vetter Pharma to maintain product liability insurance coverage (to the extent commercially reasonable and practicable and if otherwise, Vetter shall remain responsible and liable for such coverage herein set forth) with a reputable insurance company, in the aggregate of [***] Euros per each calendar year during the Term, which coverage shall include (namely be reduced by) attorneys’ fees and/or court fees. Upon request of the other Party, each Party shall provide reasonable documentation and certificates to confirm that such insurance coverage is in effect.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(4)

 Recalls. If any Product is recalled by Customer and/or by order of any regulatory authority, Vetter and/or any of its Representatives shall have no responsibility or liability with respect to any costs and/or expenses resulting from or arising out of any such recall, unless such recall is based solely on the slight or ordinary negligent failure of Vetter and/or any of its Representatives to Manufacture the Product in accordance with the Standard, in which event Vetter shall compensate Customer for any such costs and/or expenses up to an amount of [***] Euros per recall, subject to the Annual Cap; it being understood and agreed by and between the Parties that (i) in the event of gross negligence or willful misconduct, no limitations of Vetter’s liability shall apply; and (ii) the provisions set forth in Section 14(1) shall apply to any recalled Product.

(5)

 Materials, Services. Notwithstanding anything to the contrary contained in this Agreement, and except as provided in Section 21(4), neither Vetter nor any of its Representatives shall be responsible or liable for any materials manufactured or supplied to the Facility by Customer or any third party (including Materials) or any testing or other services performed by any third party (other than the services in Section 23(8) referred to) if Vetter can prove that Vetter Pharma inspected, tested, used, stored and Manufactured in accordance with the Standard. Vetter shall transfer or cause to transfer to Customer any warranties as received in respect of either thereof, and Vetter shall reasonably assist Customer in pursuing any rights with respect to such warranties.

(6)

 Debarment. Each Party represents, warrants and covenants to the other Party that it and its Representatives shall not employ, contract with, or retain any person directly or indirectly to perform any Manufacturing or other obligations under this Agreement if (i) such person is presently debarred by the FDA pursuant to 21 U.S.C. 335a or its successor provisions, or the Party has knowledge that such a person is under investigation by the FDA for debarment; and/or (ii) such a person has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR 12.70 or its successor provisions. In addition, each Party represents and warrants that it, and/or its Representatives, has nor or have not, as the case may be, engaged in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions. If, during the Term, a Party or any Representative that has been employed or retained by such Party to perform, with respect to the Manufacturing or any other obligation under this Agreement, (x) comes under investigation by the FDA for a debarment action, disqualification or similar action; (y) is debarred or disqualified; or (z) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, such Party shall without undue delay notify the other Party of such occurance.

(7)

 Corporate. Each of the Parties hereby represents and warrants to the other Party that (i) such Party is and shall remain duly organized, validly existing, and in good standing under the laws of the place of its establishment or incorporation; (ii) such Party has the full power, right and authority to execute and deliver this Agreement; (iii) the person(s) executing this Agreement is/are authorized to execute this Agreement; (iv) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms; (v) the execution, delivery and performance of this Agreement does neither conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; (vi) such Party shall not enter into any agreement, either written or oral, that would prevent it from fulfilling its responsibilities under this Agreement.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(8)

 Representations. Vetter represents and warrants that (i) it shall use all commercially reasonable efforts to perform its obligations hereunder; (ii) it shall cause Vetter Pharma to assign professional personnel, qualified to perform the Manufacturing in a manner consistent with the Standard; (iii) it shall conduct the services in accordance with the Standard and generally accepted standards for the pharmaceutical industry in Germany, and the event of any conflicts between the foregoing requirements, the most stringent requirement shall be met so long as consistent with all Territory Laws; (iv) all Product that Vetter delivers to Customer pursuant to this Agreement shall, at the time of Delivery, not be adulterated or misbranded by Vetter and/or any of its Representatives within the meaning of the US Food, Drug and Cosmetics Act; (v) it and its Representatives shall not transfer to any third party any API or any Product, other than as required to fulfil its obligations under this Agreement as permitted by the terms of this Agreement; (vi) it shall cause Vetter Pharma to have obtained (or shall obtain prior to Manufacture of the Product or performance of other services hereunder), and shall remain in compliance with during the Term, all permits, licenses and other authorizations which are required under the Territory Laws for the Manufacturing of Product.

(9)

 Anti-Corruption. Customer is committed to observing applicable anti-corruption laws of the countries in which Customer and its affiliates operate, including the United States Foreign Corrupt Practices Act (“FCPA”) and other Territory Laws dealing with bribery or corrupt practices. Customer requires its business associates to comply with Customer’s ethical standards when dealing with third parties on behalf of Customer or in connection with an agreement with Customer and, therefore, Vetter understands and acknowledges that (i) it shall be prohibited in connection with services under this Agreement from providing or causing or permitting the provision of any bribe, kickback or other improper inducement to any Regulatory Authority or governmental officials; (ii) its obligation to comply with all applicable German anti-corruption laws; (iii) warrants that it shall comply with all applicable German anti-corruption laws in performing under this Agreement. Upon request, Vetter shall provide reasonable documentation related to compliance with Vetter’s anti-corruption policies and shall complete Customer’s anti-corruption questionnaire.

ARTICLE 21: LIMITATIONS

(1)    Special Damages. Notwithstanding anything to the contrary contained in this Agreement, neither Party nor any of its Representatives shall be responsible or liable to the other Party and/or any of its Representatives for any reason whatsoever (even upon the occurrence of a tort with respect to the Product or otherwise) for loss of profits (except any profits contained in the prices to which Vetter may be entitled for completion of its contractual obligations), loss of good will, loss of business or special, incidental, indirect, exemplary or consequential damages, except any of the foregoing arises out of a breach of the provisions contained in the Confidentiality Agreement as modified by this Agreement.

—CONFIDENTIAL—

(2)    Representations. Except as in this Agreement expressly set forth, each Party agrees that neither the other Party nor any of its Representatives makes or has made any other representation, warranty, covenant or agreement (whether express or implied). Any representation, warranty, covenant or agreement set forth in this Agreement is exclusive and in lieu of any other warranties, written or oral, direct, implied or statutory, including, but not limited to, express or implied warranties for merchantability, quality or fitness for a particular purpose.

(3)     Representatives. Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by and between the Parties that no Representative of Vetter shall assume, to the extent permissible under the laws of Germany, any responsibility or liability, but Vetter shall be responsible and liable for the performance of any of its Representatives to the same extent as if Vetter had performed or failed to perform, all as contemplated or required hereunder, and any claim made under this Agreement (for clarity, specifically including the QA) shall exclusively, to the extent permissible under the laws of Germany, be made against Vetter.

(4)     Exceptions. Nothing contained in this Agreement shall act to exclude or limit either Party’s liability for (i) fraud; (ii) gross negligence and/or willful misconduct; and/or (iii) breach by it and/or its Representatives of confidentiality obligations to the other Party and/or its Representatives.

ARTICLE 22: TERM AND TERMINATION, SURVIVAL

(1)

 Term. This Agreement shall be in full force and effect as of the Effective Date. This Agreement, as may be amended or modified by and between the Parties in writing, shall continue to be in full force and effect until the Completion Date; provided, however, (i) any rights or obligations accrued prior to the Completion Date shall not prejudice or preclude any remedies either Party may have under this Agreement; (ii) this Agreement shall be in full force and effect, with respect to the Commercial Work, for an initial term of five (5) years. Upon the expiration of such initial term and any subsequent term, this Agreement shall automatically be renewed for subsequent terms of two (2) years each (any term collectively, the “Term”) unless either Party shall notify the other Party twelve (12) months prior to the end of any term in writing of its intention to not renew this Agreement. For clarity, any rights or obligations accrued prior to the expiration of the Term or termination of this Agreement (respectively, the “Completion Date”) shall not prejudice or preclude any remedies either Party may have under this Agreement.

(2)

 Termination for Breach. Each Party shall have the right to terminate this Agreement (with immediate effect or, if applicable, after the expiration of an applicable time period) upon prior written notice if the other Party is in major default in the fulfillment of any material obligation under this Agreement. The term “major default” shall include, but not be limited to (i) insolvency, bankruptcy, liquidation, or appointment of a receiver of any significant part of the property, of a Party and/or Vetter Pharma; (ii) in the case of any other default which can be cured, the failure to cure the default during a period of [***] after the giving of written notice specifying such default (unless it is evident that such default cannot be cured within ninety (90) calendar days), in which case the default shall upon notice be considered to be major; (iii) in respect of Customer, the failure to provide for or maintain product liability insurance as required under this Agreement, or pay any insurance premiums when due; and (iv) failure to establish mutual agreement with respect to a change required to satisfy Territory Laws in accordance with Section 18(4) within [***].

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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(3)

 Special Termination. Customer shall have the right to terminate this Agreement with immediate effect upon receipt by Vetter of prior written notice if Customer determines in its sole reasonable discretion, upon completion of the Development Work only, that the Product cannot be commercialized, and/or if the commercialization of the Product must be suspended or terminated for medical, scientific, regulatory or technical reasons, subject to Section 8(2) or Section 15(2), and Section 22(4).

(4)

Winding Down. Upon the Completion Date, Customer, in its sole discretion, shall either (i) pay any cancellation compensation for Product (for which Purchase Orders were issued) that Customer no longer wishes to purchase, unless termination was by Customer due to Vetter’s uncured breach, in which case no such cancellation compensation shall be due; or (ii) shall purchase and Vetter shall sell to Customer, at the prices herein provided, any Product for which Purchase Orders have been or are required to be placed in accordance with the Development Schedule or any Commercial Forecast or Rolling Forecast given on or prior to the Completion Date and, at Vetter’s prices thereof, all Sourced Materials and other materials ordered as contemplated in or permitted under this Agreement. Customer shall be responsible and liable to Vetter for any amounts accruing prior to the Completion Date including, but not limited to, amounts due under Section 8(2) for cancellation of the Development Work, and amounts due for Purchase Orders under Section 15(2) for Commercial Work; provided, however, it is agreed and understood by Vetter that any and all expenditures scheduled but not actually made due to such immediate termination shall be deducted from any of the foregoing amounts. Upon the Completion Date, Vetter shall arrange for delivery to Customer or destruction of any Customer Materials at the Facility, at the cost and/or expense of Customer. Upon the Completion Date, Vetter shall make available, as is and where is, to Customer the Equipment, if paid for by Customer. Vetter shall have returned to Customer all documentation (including copies thereof) constituting Information of Customer; provided, however, notwithstanding the foregoing, Vetter or any of its Affiliates may retain such limited quantity of the Product, the Customer Materials (all thereof sufficient for two (2) analyses) and such documentation as may be necessary for proper record keeping in satisfaction of Territory Laws. Upon the Completion Date, Customer shall return to Vetter any and all documentation (including copies thereof) provided to Customer and constituting Information of Vetter and/or any of its Affiliates; provided, however, Customer may retain such limited number thereof as may be necessary for proper record keeping in satisfaction of Territory Laws.

(5)

 Survival. Articles 19 (Intellectual Property), 20 (Liability, Indemnification and Insurance), 21 (Limitations) as well as Sections 22(4) (Consequences), 23(2) (Confidentiality) as therein set forth, 23(3) (United Nations), 23(10) (Interpretation), 23(13) (Dispute) and this Section 22(5) shall survive the Completion Date.

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ARTICLE 23: MISCELLANEOUS

(1)

 Force Majeure. No Party shall be responsible or liable to the other Party and/or any of its Representatives, and no default shall be deemed to have occurred, for failure or delay in performing any obligations or for other non-performance if such failure, delay or other non-performance is caused by or arises from any strike, stoppage of labor, lockout or any other labor trouble, shortage of energy or raw material or any inability to obtain any materials or shipping space, breakdown or delays of carriers or shippers, default or delay by any supplier or sub-contractor or other events due to internalization of operations and services typically and customarily provided by a third party, fire, flood, lightning, fog, storm, unusual weather conditions, explosion, accident, earthquake, volcanic ash, epidemics, act of God, any public enemy, sabotage, invasion, war (declared or undeclared), riot, embargo, governmental or administrative act or restraint, prohibition on import or export of the Product or materials incorporated therein or parts thereof, or any matter or cause that is unavoidable by or beyond the reasonable control of the affected Party (each, an event of “Force Majeure”). A Party shall be under no obligation to settle a strike, labor stoppage, lockout, or any other labor trouble by entering into any agreement to settle any thereof and until any such matter is settled to the satisfaction of the affected Party, such matter shall continue to be deemed Force Majeure. Any and all of the foregoing shall also apply to a Party to the extent that an Affiliate of such Party is performing or providing any service (including under Section 23(8) referred to) or work in connection with the obligations of a Party. A Party claiming Force Majeure shall promptly notify the other Party specifying the cause and probable duration of the failure, delay or other non-performance. Neither Vetter nor any of its Representatives shall be under any obligation to fulfill any Purchase Order which has been, or should have been scheduled to be performed during a time period of Force Majeure; provided, however, a Party so affected shall undertake every commercially reasonable effort to fulfill its contractual obligations to the extent reasonably possible under the circumstances. If Vetter experiences a Force Majeure event that interferes with Manufacturing of the Product at the Facility, Vetter shall, at Customer’s discretion and request, cooperate in good faith with Customer in expeditiously transferring Manufacturing to another of Vetter Pharma’s facilities, if available. The Parties shall mutually discuss and implement in good faith an agreed-upon action plan for such transfer. If it is evident that the Force Majeure event will last longer than [***] and Vetter is not able to accommodate such a transfer in a timely fashion, Customer shall have the right to cancel any and all affected Purchase Orders without penalty.

(2)

 Confidentiality. The provisions of the Confidentiality Agreement shall govern this Agreement in every respect (and the term Purpose as therein defined shall be deemed to include the matters set forth or contemplated in this Agreement), except that the confidentiality obligations in the Confidentiality Agreement contained shall survive the Completion Date and shall remain in full force and effect for a period of ten (10) years from the Completion Date. Each Party agrees to indemnify, defend and hold the other Party and/or any of its Representatives harmless from and against any and all Costs resulting from or arising out of breach by it and/or any of its Representatives or its Affiliates or its Affiliates’ Representatives of the provisions of this Section or the Confidentiality Agreement. In addition to other permitted disclosures set forth in the Confidentiality Agreement, Customer shall be permitted to disclose Vetter’s Confidential Information in submissions to Regulatory Authorities in connection with the Product and its Manufacture. The terms of this Agreement shall be considered as each Party’s Confidential Information; provided, however, that each Party shall be permitted to disclose (i) the Quality Agreement and submit the Quality Agreement to any Regulatory Authority or other regulatory or governmental agency, including the FDA; (ii) this Agreement (redacted by Customer as it determines, in its sole discretion, to be permitted and appropriate based on the advise of its counsel, and after having provided Vetter a copy of such redactions and opportunity to comment thereon, which comments shall be considered by Customer in good faith) to the US Securities and Exchange Commission, the US Federal Trade Commission and/or the US Department of Justice as may be required by the Territory Laws or other applicable law or regulation.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(3)

 United Nations. The United Nations Convention on Contracts for the International Sale of Goods shall have no application to, and shall be of no force and effect with respect to, the matters set forth or contemplated in this Agreement.

(4)

 Entire Agreement. This Agreement constitutes the entire agreement with respect to the matters set forth or contemplated in this Agreement and supersedes in any and all respects any prior communication, proposal, quotation, negotiation, conversation, discussion and agreement concerning the matters set forth or contemplated in this Agreement, and any terms and conditions thereof shall be null and void.

(5)

 Conflict. In the event of any conflict between any provision of the Quality Agreement and the other provisions of this Agreement, the provisions of this Agreement shall exclusively govern and control, except for any quality related matters of the Manufacture of Product used for development, which shall be governed by the DQA and, for clarity, in the event of any conflict between the terms of the CQA and the other provisions of this Agreement, the provisions of this Agreement shall control, except for any quality related matters of the Manufacture of Products intended by Customer for commercial use, which shall be governed by the CQA; provided, however, that, with respect to all of the above, the terms of this Agreemet shall control in all matters concerning defective Product. Notwithstanding anything set forth herein above, nothing in the Quality Agreement shall act or be deemed to amend the terms of this Agreement.

(6)

 Severability. Any provision of this Agreement held void, invalid or unenforceable shall be replaced by a mutually agreed provision that is effective, valid and enforceable and in compliance with the lawful purposes and intentions as contained in or determinable under this Agreement. Any matter not initially considered shall be resolved by incorporating such reasonable provision in order to complete this Agreement which approaches to the maximum extent such lawful purposes and intentions. The effectiveness, validity and enforceability of this Agreement shall remain independent of any provision which might be or has become void, invalid or unenforceable except if any replacement thereof is not possible and this Agreement would then not have been entered into.

—CONFIDENTIAL—

(7)

 Amendments. Any amendment or modification of the provisions in this Agreement contained, specifically including this Section, shall take effect only by a written document signed and duly executed. The Appendices may be amended from time to time separately and independently of the Quality Agreement.

(8)

 Assignment. Neither this Agreement nor any right or obligation of each Party shall be assignable or transferable, except as herein provided, without the prior written consent of the other Party; provided, however, Vetter may cause internal logistic and warehousing operations to be performed by an independent subcontractor (currently Grieshaber Logistik GmbH, 88250 Weingarten, Germany (“Grieshaber”)) and Vetter shall be and remain responsible and liable for any performance of or failure to perform by such contractor; and (ii) Customer may assign this Agreement to a successor-in-interest by virtue of merger or acquisition or sale of its relevant business assets; provided, however, Vetter’s prior written consent shall be required if (i) the assignee of this Agreement or acquirer of Customer (herein collectively, “Assignee”) disagrees with assuming the performance of Customer’s rights and obligations under this Agreement as herein set forth; (ii) Customer does not provide prompt written notice to Vetter following any such assignment; (iii) any Assignee should be a third party that earns more than five percent (5%) of its revenues in the full fiscal year prior to the assignment from the sale of biosimilars or performance of contract manufacturing for the filling of sterile vials; (iv) any Assignee should not have the technical capabilities, expertise and the financial capacity (in each case at least commensurate with that of Customer) to perform the obligations to be assumed by such Assignee under this Agreement and/or the Quality Agreement); it being agreed and understood that Customer shall not be released of its obligations of confidentiality under Section 23(2) and, for clarity, such Assignee shall assume such confidentiality obligations thereunder in addition to Customer, and that Customer shall be responsible for paying the Transition Compensation within [***] of receipt of an undisputed invoice therefore (for clarity, Customer shall not be responsible for payment of amounts an Assignee would owe as a result of changes requested by such Assignee to the development schedule or other changes to this Agreement or the Quality Agreement).

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

(9)

 Legal Notices. Any and all legal notices, requests, demands and other communication hereunder shall be in English (and any and all costs and/or expenses associated with necessary translation shall be borne by the incurring Party), be addressed as follows, or to such other address or fax number as each Party may specify in a notice pursuant to this Section, and be deemed duly given upon receipt if and when such receipt is on a Business Day and during normal business hours of the recipient or otherwise on the then-succeeding Business Day, and if mailed by registered or certified mail, return receipt requested, or by signed fax together with the respective transmission report (and for greater certainty, be deemed unduly given if delivered by email):

If to Customer:     Omeros Corporation

Attn. General Counsel

201 Elliott Avenue West, Seattle, Washington 98119, United States

Fax: +1 (206) 676-5005

If to Vetter:          Vetter Pharma International GmbH

Attn. Managing Director

                                                      Eywiesenstraße 5, 88212 Ravensburg, Germany

                                                      Fax: +49 (751) 3700-4200

With copy to:       Vetter Pharma-Fertigung GmbH & Co. KG

Attn. Head of Legal Department

Schützenstraße 87, 88212 Ravensburg, Germany

Fax: +49 (751) 3700-6070

(10)

Interpretation. The headlines of the Articles and the Sections are for convenience of reference only and shall not affect the interpretation of this Agreement. Any understanding or interpretation of any legal term contained or referred to in this Agreement shall solely be defined and interpreted in accordance with the laws of Switzerland, irrespective of any other meanings or interpretations under any other source or body of law as may be found applicable to this Agreement by any court that may claim or assess jurisdiction under any conflict-of-laws provisions or otherwise, any of which other meanings or interpretations shall have no application to and be of no force and effect with respect to the matters herein set forth, referred to or contemplated.

(11)

Independent Parties. Each Party and any of its Affiliates are independent parties and nothing in this Agreement is intended or shall be deemed to create a partnership, a joint venture or a relationship of an agent with its client or an employer with its employee. No Party or any of its Affiliates shall have authority to make any statements, press releases, representations or commitments of any kind, or take any action which shall be binding on the other Party and/or any of its Affiliates, except as may be expressly authorized in writing which authorization shall not be unreasonably withheld.

(12)

Timely Performance. Any failure by either Party to request performance or non-performance by the other Party and/or any of its Affiliates or to claim a breach of this Agreement shall neither be construed as a waiver of any right under this Agreement nor affect any subsequent failure to request performance or non-performance or claim a breach, nor affect the effectiveness, validity and enforceability of this Agreement or any part thereof nor prejudice or preclude such Party with respect to any subsequent action. Any request for performance or non-performance by either Party and/or any of its Affiliates or claim of a breach of this Agreement, including breach of this Section, shall be effective, valid and enforceable only if such request or claim is reduced to writing.

—CONFIDENTIAL—

(13)

Dispute. (a) Internal Resolution. The Parties shall attempt to amicably settle and in good faith resolve any controversy, claim or dispute in connection with this Agreement, by negotiations between designated representatives prior to resorting to any court action or arbitration action permitted by and subject to Section 13(b). If no amicable settlement and good faith resolution thereof has been achieve within [***], such controversy, claim or dispute may be brought by written notice to the executive management representatives who shall use reasonable endeavors to amicably settle and in good faith resolve such controversy, claim or dispute [***] of receipt of said notice. If no amicable settlement and good faith resolution thereof has been achieved within said further time period, such controversy, claim or dispute shall be brought by written notice to the highest management representatives who shall use reasonable endeavors to amicably settle and in good faith resolve such controversy, claim or dispute within further [***] of receipt of said further notice.

(b) Arbitral Resolution. With respect to any controversy, claim or dispute arising under this Agreement not settled amicably by and between the Parties, either Party may, at its sole discretion, refer such controversy, claim or dispute to arbitration under the Rules of Arbitration of the International Chamber of Commerce (“AICC Rules” which shall, in addition to the substantial/material laws of Switzerland, be the sole and exclusive rules and procedures for the resolution of any such controversy, claim or dispute, and any and all applicable statutes of limitation shall be tolled while the procedures specified or referred to herein are pending), to be finally settled by three (3) arbitrators, appointed in accordance with the AICC Rules and only applying the substantial/material laws of Switzerland. The seat of arbitration shall be Zurich, Switzerland. The language to be used in the arbitral proceedings shall be English. Annexes to any procedural document may also be provided in the German language. The arbitral tribunal shall have the authority to order production of documents only in accordance and within the limits of the IBA Rules on the Taking of Evidence in International Arbitration as current on the Effective Date or thereafter at the relevant point in time. Any decision or arbitral award delivered in the arbitration shall be reasoned and in writing, and shall be final and binding on each of the Parties and enforceable in any competent Swiss court of law. The arbitrators shall have no power or authority to award damages waived under any limitation of liabilities provision herein. The arbitrators shall not act as amiable compositeur. The Parties each undertake to comply with any award without delay and shall be deemed to have waived their respective right to any form of recourse insofar as such waiver can validly be made. The existence and content of the arbitral proceedings and any rulings or award shall be kept confidential by each of the Parties and members of the arbitral tribunal except to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce an award before a Swiss state/ordinary court or other judicial Swiss authority. Notwithstanding anything in the foregoing to the contrary, before making such information public, the interested Party shall notify the other Party, in writing, and shall afford the other Party a reasonable opportunity to protect its interests if the other Party deems it necessary. All monetary awards shall be stated and payable in Euros. Each of the Parties irrevocably waives its right to a trial by jury, if any, and agrees that all prior negotiations and proceedings relating to such claims as provided herein shall be deemed inadmissible compromise negotiations. If either Party seeks to initiate a legal action or proceeding inconsistent with these provisions, the other Party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees and any court fees, incurred in defense of such action or proceedings; provided, however, nothing in this Section shall preclude any Party from filing a complaint and seeking interim or other provisional relief from a Swiss court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a controversy, claim or dispute, either prior to or during any arbitration if, in its sole judgment, necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding, in aid of arbitration, and despite such action, each of the Parties shall continue to participate in good faith in the procedures specified herein.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and governed by the laws of Switzerland, regardless of the laws which might govern under any conflict-of-law principles.

(Page remainder left blank intentionally, immediately followed by two (2) signatures pages.)

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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IN WITNESS WHEREOF, duly authorized representatives of Customer have semi-executed this Agreement for counter-execution by Vetter (and by Vetter Pharma, subject to the below provision), respectively on the days and year at the places below written.

OMEROS CORPORATION

Seattle, Washington, dated this 9th day of May (month), 2019

(signed) /s/ Gregory A. Demopulos                  (signed) /s/ Marcia S. Kelbon

Name:   Gregory A. Demopulos, M.D.             Name:   Marcia S. Kelbon

Title:     Chairman & CEO                                Title:     VP, Patents and General Counsel

VETTER PHARMA INTERNATIONAL GMBH

Ravensburg, Germany, dated this 10th day of May (month), 2019

(signed) /s/ Christine Fürst                                             (signed) /s/ Jeffrey C. Ellenburg

Name:   Christine Fürst                                                  Name:   Jeffrey C. Ellenburg

Title:     Senior Director Key Account                            Title:    Director Key Account

          Management Europe                                                     Management Europe

(Page remainder left blank intentionally, immediately followed by the second signatures page.)

—CONFIDENTIAL—

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby unconditionally and irrevocably, merely as surety and not as primary obligor, guarantees to Customer, for the benefit of Customer, the full and prompt payment and performance, when due and at all times thereafter until made, of all obligations (monetary or otherwise) of Vetter under this Agreement (including as it may be amended from time to time). Vetter Pharma acknowledges and agrees that Vetter and Customer may amend, modify or expand this Agreement without providing notice thereof to Vetter Pharma or obtaining Vetter Pharma’s consent and the obligations and liabilities of Vetter Pharma under this guaranty shall not be released or otherwise affected or impaired as a result thereof. Vetter Pharma represents and warrants to Customer that it controls (such term as used in Section 1(2) of this Agreement) Vetter.

VETTER PHARMA-FERTIGUNG GMBH & CO. KG

Ravensburg, Germany, dated this 10th day of May (month), 2019

(signed) /s/ Christine Fürst                                             (signed) /s/ Jeffrey C. Ellenburg

Name:   Christine Fürst                                                  Name:   Jeffrey C. Ellenburg

Title:    Senior Director Key Account                            Title:     Director Key Account

         Management Europe                                                       Management Europe

Annexes Omitted from Combined Development and Commercial Supply Agreement

The following annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Omeros agrees to furnish a copy of such omitted exhibits to the Securities and Exchange Commission or its staff upon request.

Annex 1 – Development Schedule

Annex 2 – Prices

Annex 3 – Equipment

Annex 5 – Quality Agreement

—CONFIDENTIAL—

ANNEX 4: COMMERCIAL PRODUCT SUPPLY CHAIN TERMS

This Annex provides herein below the commercial Product supply chain terms that are applicable to the supply of no more than [***] batches of Product per [***] (“Low Volume Manufacturing Phase”) as defined in Section 3 of this Annex 4 below, as well as to the supply of more than [***] batches per [***] (“Standard Manufacturing Phase”, the further details of which shall mutually be inserted by the Parties below, by means of an amendment hereof), all negotiated in good faith and mutually agreed in this Annex 4 prior to commencement of each such phase, it being specifically agreed and understood by Customer that at such point in time referred to in the final sentence of Section 3 of this Annex 4 with no such amendment in place, no Production can occur, and that the negotiation and planning of the Standard Manufacturing Phase will most likely require a period of at least [***], as respectively mentioned below with respect to the Launch Batch.

1.	PURPOSE

With this Annex 4, Customer and Vetter intend to cover the commercial production, by implementing the following terms.

Customer expects a low Manufacturing volume during the first years after launch of commercial sales of Product (the forecasting of the Launch Batch being the “Launch”). To simplify the process at Vetter and at Customer, the following terms were split into two parts:

-         Low Volume Manufacturing phase (Section 3, detailed below)

-         Standard Manufacturing Phase (Section 4, detailed below)

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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2.	LONG RANGE FORECAST

The Long Range Forecast shall be provided by Customer to Vetter [***] prior to the first delivery of a batch manufactured as part of the Commercial Work (“Launch Batch”). This is considered as the first “Commercial Forecast”.

Customer shall provide a good faith estimate of the total annual volumes anticipated for a ten (10) years’ rolling period (the “Long Range Forecast”), or such shorter period remaining for the Term of this Agreement, of:

Vials visually inspected by Vetter Pharma ([***])

After first provided by Customer, the Long Range Forecast shall be sent to Vetter once a year, by August 7th of each year. The Long Range Forecast is non-binding and only for planning purposes, except for the determination of the end of the Low Volume Manufacturing Phase as set forth in Section 3 hereof below.

Significant forecast changes shall be indicated to Vetter reasonably promptly after they are known to Customer, and need to mutually be discussed.

3.	LOW VOLUME MANUFACTURING PHASE

The Low Volume Manufacturing Phase is defined as the time during which Customer may order, and Vetter shall have Manufactured a maximum of [***] batches per [***], and a maximum of such amount of batches per calendar quarter as separately agreed with Vetter Pharma. The Low Volume Manufacturing Phase ends at the point in time within a Long Range Forecast when, for the first time, more than [***] have been forecasted by Customer (i.e., the date when the [***] batch is forecasted to be Manufactured), in the Long Range Forecast, of the next calendar year provided on August 7th of each year

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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4.	PURCHASE ORDERS

(1) Purchase Orders:

For the Launch Batch (first batch), the Purchase Order shall be issued at least [***] before the expected Delivery Date.

All other Purchase Orders shall be provided by the latest on the [***] during the Term, on a recurring monthly basis, for the then-following [***] (the “Rolling Forecast”), but at least [***] before the expected Delivery Date, except as may otherwise may be accepted at the discretion of Vetter. In the event that a Purchase Order should be less than the previously forecasted requirements for the Product set forth in the Rolling Forecast, Customer shall pay to Vetter the price therefore as set forth under this Agreement except if (i) otherwise agreed with Vetter; or (ii) Vetter is able to book alternate product into any modified or cancelled slot without financial loss to Vetter, all as in this Annex 4 set forth and subject thereto.

(2) Volumes:

Order quantity according to Purchase Order, at least:

Commercial batch: [***]/batch to [***]/batch

(3) Rescheduling of Batches:

Flexibility for rescheduling batches without charge:

For the first year after the Launch, a one-time flexibility, or more often as may be permitted at the discretion of Vetter, to postpone for a maximum of [***], for the second year after the Launch, for a maximum of [***] and, for commercial Manufacture, in the third and in each of the then-following years during the Low Volume Manufacturing phase, for a maximum of [***], as long as shifted within the first [***] after Purchase Order issued by Customer is accepted by Vetter (See Attachment 1 hereof).

For sake of clarity: Might be pushed one time, by a maximum of [***] (for the first year after the Launch).

All changes to any Delivery Date, after the initial Purchase Order has been issued, are subject to confirmation by Vetter and availability in the production schedule of Vetter Pharma.

(4) Cancelling of Batches:

Compensation for cancelled batches:

In case of cancellation of a Purchase Order for a batch for which a Purchase Order has been issued and accepted, in the first two (2) years after the Launch, the following compensation due for payment by Customer to Vetter shall apply:

●         Compensation = [***] percent ([***]%) of the then-valid purchase price of the cancelled yet previously ordered batch; provided, however, that:

(i) if a batch was previously postponed from initial Purchase Order date with less than [***] notice, or is currently being Manufactured; or (ii) the Manufacture is planned to occur in the then-next [***], then, in either of the foregoing cases, compensation for payment to Vetter by Customer, in the amount of one hundred percent (100%) of the then-valid batch purchase price of the cancelled ordered batch, shall apply and be due.

Notwithstanding the above, to any extent that Vetter is able to use, for another third party customer, a slot (or part thereof) originally dedicated to Manufacture for Customer that is then released by Customer due to decreasing its forecasted demand, Vetter shall not require, to that pro-rated extent, Customer to pay for any such released capacity (or part thereof) and shall refund to Customer any advanced payments made by Customer for such slot.

In case of cancellation of a Purchase Order for a batch for which a Purchase Order has been issued and accepted for the commercial Manufacture in the third and subsequent years during the Low Volume Manufacturing Phase, the following compensation due for payment by Customer to Vetter shall apply:

●         Compensation ([***] prior to the scheduled Manufacture date) = [***] percent ([***]%) of the then-valid purchase price of the cancelled ordered batch

●         Compensation ([***] prior to scheduled Manufacture date) = [***] percent ([***]%) of the then-valid purchase price of the cancelled ordered batch

●         Compensation ([***] prior to scheduled Manufacture date) = [***] for the cancelled ordered batch; provided, however, if a batch was already postponed from the initial Purchase Order date, with less than [***] prior notice, or is currently being Manufactured, or the Manufacturing is planned in the then-next [***], compensation by [***] percent ([***]%) of the then-valid purchase price of the cancelled ordered batch shall apply.

Notwithstanding the above, to any extent that Vetter is able to use for its own purposes or for a third party a slot (or part thereof) originally dedicated to Manufacture for Customer that is then-released by Customer due to decreasing its forecasted demand, Vetter shall not require Customer to pay for any such released capacity (or part thereof).

For sake of clarity:

In case of a one-time postponement of the Purchase Orders (for Vetter, like a full (100%) reduction in this month) during the third and subsequent years, further reductions or postponements of these still postponed volumes/Purchase Orders during the same twelve (12)-months’ period, are not possible (Customer’s obligation shall then be a full (100%) commitment for number of batches, at the then-valid batch purchase price).

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

5.1.	FREEDOM OF FILLING DAY

Customer orders and forecasts shall be based on the requested delivery month or requested Delivery Date.

Vetter confirms and invoices against the actual Delivery Date.

There is no obligation of Vetter to provide an exact filling day with the forecast or any order tracking tool. Vetter has the flexibility in filling days. Vetter shall always try to prioritize orders with critical shelf life. On the basis of the Rolling Forecast provided by Customer, Vetter shall calculate an ideal filling date. The ideal filling date can be advanced or delayed (to build manufacturing campaigns), by a maximum of [***] without agreement by Customer, subject to Customer Materials’ availability at Vetter Pharma.

In case of a mutually agreed significant increase of demand in the Long Range Forecast, Vetter and Customer agree that campaign building is possible in general. Additional equipment shall be sourced and invoiced separately to Customer. Vetter shall have the freedom on campaign building.

5.2.	PIECES PER BATCH

The commercial batch size is defined as between [***] and [***] units. Vetter holds the right to periodically adjust prices within the parameters set forth in this Agreement. As there is no historical experience available for the Product, there shall be a good faith discussion once a year with the discussion of the annual Rolling Forecast in August, of unit pricing, storage pricing, etc., with the maximum for any agreed pricing changes to be consistent with the terms of the Agreement.

5.3.	PURCHASE ORDER CONFIRMATION/ GOOD DELIVERY

Vetter shall send the Purchase Order confirmation in the first week of the month following the month of Purchase Order receipt, due to the internal planning cycle which takes place in week No. 2 and No. 3 of each month, with a plausibility check in week No. 4.

Vetter and Customer shall create a set of manufacturing KPIs, tracking the ordering process for quantity and delivery time fulfillment during the launch period. Those KPIs shall mutually be tracked and presented during an annual business review meeting. If irregularities or challenges should be identified, actions shall be mutually defined during the business review meetings.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

5.4.	ARRIVAL OF API/ EXCIPIENTS/ MATERIAL/ DOCUMENTS

Vetter shall call-off (i.e., request) the API for confirmed Purchase Orders from Customer, [***] before the requirement of being present at the Facility, but at the earliest when the Purchase Order is provided by Customer.

Customer shall send a confirmation for the delivery of the API (“API Delivery Date”) within [***] following Vetter’s acceptance of a Purchase Order, upon which Vetter can rely on.

The API shall be released for Manufacturing at Vetter Pharma, at a minimum of [***] prior to the fill date. As of the Effective Date, the API shall be delivered by Customer, and side samples shall be provided. The API should be delivered as required on the order from Vetter or Vetter Pharma, as mentioned above, but at a minimum of [***] prior to the planned filling date unless otherwise agreed by Vetter Pharma.

Receipt of materials may be rejected by Vetter Pharma if not delivered in accordance with this Agreement (including, for clarity, the Quality Agreement, or as otherwise reasonably agreed without violation of cGMP). If this results in the loss of a filling slot that is not utilized for another third party customer of Vetter, it shall be considered as a cancellation and treated with possible compensation.

5.5.	MATERIALS SOURCING

The target is to implement a second source for critical secondary packaging materials (excluding device materials and container closure components) to increase supply security. If no second source is implemented, a higher safety stock level must be agreed to assure a reliable delivery. Vetter and Customer shall work together in good faith to resolve any sourcing issues for device materials and container closure components.

5.6.	MATERIAL INVENTORY LIST

Sourced Materials shall be ordered in volumes based on the provided Purchase Orders and Rolling Forecasts, as well as the specified safety stocks, such volumes to include the required minimum quantities which have to be purchased depending on the supplier.

If demand is dropping significantly or a change of the Agreed Process Specifications is performed, Customer shall pay compensation to Vetter for the cost of destroying obsolete materials.

5.7.	SAFETY STOCK

In addition to the regular stock, in volumes related to Purchase Orders, Vetter shall cause Vetter Pharma to source and keep [***] of the Sourced Materials required for Manufacture of the annual Rolling Forecast volume, as safety stock but, at minimum, the amount covering [***].

Additional safety stock can be mutually agreed upon and shall separately be quoted and invoiced to Customer.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

5.8.	PICK-UP OF FINISHED GOODS

After Vetter Pharma’s release of the Product, Customer shall (or its forwarder may) contact Transporeon directly in order to get access to the system, to reserve a pick-up slot at Vetter Pharma.

The delivery is [***], with a standard on-time pick-up on the Delivery Date.

Vetter grants Customer four (4) weeks of free storage after the confirmed Delivery Date or Vetter Pharma’s batch release (latest date counts). A pick-up of such stored Products after this period shall be invoiced by Vetter, with compensation for such storage then-due for payment by Customer, of [***] Euros ([***]€) per pallet per [***].

5.9.	INVOICING/ PAYMENT TERMS

Invoices shall be sent by Vetter to Customer after the completion of the activities (which, for batch Manufacture, shall occur when the Product has been released by Vetter Pharma, for pick-up at the Facility by Customer) with [***] net payment term, subject to and as further defined in this Agreement above.

5.10.	LOGISTIC SERVICES

The following additional logistic services can be offered from Vetter:

-         [***]

-         Specific sample shipping services.

Those services shall be quoted and agreed upon separately.

For the sake of clarity, in the case that API shall be received by Vetter Pharma arriving from outside of the EU, by a third party CDS manufacturer or by Customer, and such API import shall, upon request from Customer, be handled by Vetter Pharma, then Customer shall inform Vetter in advance [***] and the following issues shall be clarified.

► Impact issues Section 72a German Medicines Law (AMG) declaration
► Tax/Customs impact
► API value

Reimbursement of tax advance impact: [***] percent ([***]%) annual interest on VAT financing.

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

—CONFIDENTIAL—

5.11.	CUSTOMS/ IMPORT/ EXPORT

Vetter’s Logistic Service Center shall be notified at least two (2) days in advance of any arrival of goods.

For tri-angular arrangements, the customs’ invoice shall be provided at least two (2) days in advance.

If Vetter Pharma should import the API, the actual value of the API must be stated on the import documents, by German law. Vetter cannot provide any assistance without such information.

5.12.	KPIs

To jointly work on improvements of the processes, Vetter can offer certain key performance indicators (“KPIs”). Those KPIs shall be mutually agreed on to be presented and discussed with Customer within an annual business review meeting.

5.13.	JAPAN QUALITY

The supply of Japanese Quality is currently not within the scope of the project and not targeted to be implement at Vetter Pharma, for this Product; provided, however, Vetter is open to offer an evaluation of this service if requested by Customer. During the implementation of a Japanese quality at Vetter and the Facility, this Annex 4 needs to be reviewed and, if needed, adapted, before the planned revision cycle.

6.	REVISION

Sections 1 through 6 of this Annex 4 shall be mutually discussed and may, based on mutual written agreement of authorized officials of each Party only, be revised during a business review meeting targeted to occur at the latest after completing the 2rd year of commercial Manufacture.

—CONFIDENTIAL—

ATTACHMENT 1 OF ANNEX 4: ILLUSTRATION

For illustrative purposes only:

[***]

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (A) IS NOT MATERIAL AND (B) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.